EXHIBIT 10.7

LEASE

THIS LEASE (“Lease”), dated as of OCTOBER 25, 2005, is made by and between TRIUMPH 1450 LLC, a Colorado limited liability company (“Landlord”), and GLOBEIMMUNE, INC., a Delaware corporation (“Tenant”) (collectively, the “Parties,” and individually, a “Party”).

RECITALS

A. Maxtor Realty Corporation, a Delaware corporation (“Maxtor Realty”), is the fee owner of certain real property in Boulder County, Colorado, commonly called 1450 Infinite Drive, Louisville, Colorado 80027, together with the building (“Building”) and other improvements thereon and the appurtenant parking and landscaped areas (collectively, the “Project”).

B. Maxtor Realty had leased the Project to Maxtor Corporation, a Delaware corporation (“Maxtor”), pursuant to that certain Master Lease dated as of September 10, 1996.

C. Maxtor has subleased the Premises (as defined below) to Tenant pursuant to that certain Sublease dated as of September 16, 2005 (the “Sublease”).

D. In connection with the Sublease, Maxtor, Maxtor Realty and Tenant have executed that certain Memorandum of Sublease and Agreement to Lease dated as of September 16, 2005 (the “Memorandum”). The Memorandum has not yet been recorded in the official records of Boulder County, Colorado

E. Maxtor Realty has entered into a purchase agreement with Landlord, pursuant to which Maxtor Realty has agreed to sell the Project to Landlord and Landlord has agreed to purchase the Project from Maxtor Realty.

F. Landlord desires that (i) the parties to the Sublease terminate the Sublease and the Memorandum as of the date hereof, and (ii) Tenant enter into this Lease with Landlord.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. BASIC PROVISIONS (“BASIC PROVISIONS”).

1.1 Premises: Approximately 18,658 rentable square feet (“RSF”) of office space (“Office Space”) in the Building and approximately 21,842 RSF of laboratory space (“Lab Space”) in the Building, as depicted on Exhibit A hereto, for a total RSF of 40,500 (collectively, the “Premises”).

1.2 Term: The term of this Lease (the “Term”) shall commence on the date hereof (the “Commencement Date”) and shall expire on October 31, 2010 (the “Expiration Date”). Each reference to “Term” contained in this Lease shall be deemed to include the Option Term (as defined in Paragraph 53.1 below), provided the same is exercised by Tenant in accordance with the provisions of Paragraph 53.

1.3 Initial Improvements; Tenant’s Termination Right: Following delivery of the Premises to Tenant, Tenant shall construct its tenant improvements therein (the “Initial Improvements”). If Landlord is unable to deliver possession of the Premises to Tenant within sixty (60) days following mutual execution of this Lease, then Tenant’s sole remedy shall be to terminate this Lease by written notice delivered to Landlord within ten (10) days after the expiration of such sixty (60) day period.

1.4 Rent Commencement Date: Tenant’s obligation to pay Base Rent (as defined below) hereunder shall commence on November 1, 2005 (the “Rent Commencement Date”).

1.5 Base Rent: Tenant shall pay to Landlord an initial annual base rent (“Base Rent”) of Three Hundred Sixty-Seven Thousand Six Hundred Eighty-Three Dollars and Ninety-Six Cents ($367,683.96) per year, payable in equal monthly installments of Thirty Thousand Six Hundred Forty Dollars and Thirty-Three Cents ($30,640.33), payable on the first (1st) day of each month during the term of this Lease; provided, however, Tenant shall pay to Landlord, on the first (1st) day of the month succeeding the Rent Commencement Date, the prorated portion (if any) of Base Rent from the Rent Commencement Date to the end of the calendar month thereof. The initial annual Base Rent has been calculated at an annual rate of $8.00 per RSF for Office Space and $10.00 per RSF for Lab Space. Notwithstanding the foregoing, provided that no Breach has occurred and is continuing, one-half (1/2) of the monthly Base Rent shall be abated for each month during the twelve (12) month period beginning on the Rent Commencement Date. During such abatement period, Tenant shall pay to Landlord a monthly Base Rent of Fifteen Thousand Three Hundred Twenty Dollars and Seventeen Cents ($15,320.17), payable on the first (1st) day of each month therein. Beginning on the first (1st) anniversary of the Rent Commencement Date, and on each annual anniversary thereafter, Base Rent shall be increased by three percent (3%) over the Base Rent for the prior twelve (12) month period.

1.6 Base Rent Paid Upon Sublease Execution: Upon execution of the Sublease, Tenant paid to Maxtor Fifteen Thousand Three Hundred Twenty Dollars and Seventeen Cents ($15,320.17), which amount has been transferred to Landlord and shall be applied towards the first (1st) full month’s Base Rent after the Rent Commencement Date.

1.7 Security Deposit: Upon execution of the Sublease, Tenant deposited with Maxtor either (a) the sum of Two Hundred Thousand Dollars ($200,000) as a cash security deposit to secure Tenant’s obligations hereunder (the “Security Deposit”), or (b) the Letter of Credit (as defined in Paragraph 5 below), which Security Deposit or Letter of Credit has been transferred to Landlord. The Security Deposit or the Letter of Credit may be reduced pursuant to the terms of Paragraph 5 below.

1.8 Agreed Use: The Premises shall be used for the following uses and no others: (a) in the Lab Space, as biology and/or chemistry laboratory, and (b) in the Office Space, as business offices.

1.9 Insuring Party: Landlord is the “Insuring Party” unless otherwise stated herein.

1.10 Real Estate Brokers: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction: None.

1.11 Exhibits: Attached hereto are Exhibit A through Exhibit H which constitute a part of this Lease.

2. PREMISES.

2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Any statement regarding the rentable square footage of the Building, the Premises or any portion thereof as set forth in this Lease, or that may have been used in calculating Rent (as defined in Paragraph 4.1 below), is an approximation which the Parties agree is reasonable.

2.2 Delivery. Tenant shall accept the Premises in their condition as of the Commencement Date. Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Except as set forth in Paragraphs 7.4(e) and 7.4(f) below, Tenant acknowledges that Tenant shall be responsible, at its sole cost and expense, for any work required or desirable in preparing the Premises for Tenant’s occupancy and/or use during the Term, including, without limitation, the Initial Improvements. Tenant agrees to use its best efforts to diligently complete the Initial Improvements in the Premises and to obtain the certificate of occupancy for the Premises as soon as commercially reasonable.

2.3 Compliance. Landlord shall be responsible for any non-compliance with any and all laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) applicable to the Common Areas (as defined in Paragraph 2.5(a) below) and in effect on the Commencement Date and/or during the Term, provided that all costs and expenses related to any such non-compliance may be included by Landlord in Operating Expenses (as defined in Paragraph 4.3(c) below) if permitted under Paragraph 4.3 hereof. Landlord shall have no responsibility for non-compliance with Applicable Requirements arising out of or related to the specific use to which Tenant will put the Premises, the Initial Improvements and any Alterations or Utility Installations (as such terms are defined in Paragraph 7.3(a) below) made or to be made by Tenant. Tenant is responsible for determining whether or not the zoning is appropriate for Tenant’s intended use. If the Applicable Requirements are hereafter changed so as to require during the Term any action in connection with the Premises as a result of Tenant’s specific use of the Premises, the Initial Improvements or any Alterations or Utility Installations, including without limitation, the remediation of any Hazardous Substance (as defined in Paragraph 6.2(b) below), Tenant shall be fully responsible for the cost thereof. Tenant hereby agrees to be responsible for the compliance of the Premises and Tenant’s use thereof with all Applicable Requirements related thereto during the Term.

2.4 “As Is” Condition. Tenant acknowledges that it is familiar with the condition of the Premises, the Building and the Project; and Tenant agrees that it is subleasing the Premises on an “As Is” basis, subject to all latent or patent defects, without any representation or warranty by Landlord or any of the Landlord Parties as to the condition of the Premises, the Building or the Project or their fitness for Tenant’s use or any particular purpose, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record. Tenant acknowledges that Landlord and the Landlord Parties have not made any representations or warranties that the Premises, the Building or the Project (or any portion thereof) comply with Applicable Requirements, including, but not limited to, the Americans With Disabilities Act, as amended, or any laws relating to Hazardous Substances.

2.5 Common Areas; Building Amenities.

(a) Common Areas. Landlord hereby grants to Tenant the right to non-exclusive use of any portion of the Building or Project that Landlord designates, in Landlord’s sole discretion, as for the common use of subtenants and others, including without limitation, the shipping/receiving docks and areas, the common entrances and exits and the elevators (collectively, “Common Areas”). Landlord shall have the right, in its sole discretion, to change, add to, reduce or regulate the Common Areas (or the use thereof) from time to time.

(b) Building Amenities. Landlord hereby grants to Tenant the right to non-exclusive use of the Building’s fitness center with men and women’s locker rooms and outdoor basketball and volleyball courts (collectively, the “Facilities”), the Building’s cafeteria and full service kitchen, and the Building’s break rooms (collectively, the “Amenities”), subject to the following terms and conditions:

(i) Tenant shall permit only its officers, employees and contractors to use the Facilities (“Permitted Users”); provided, however, only contractors engaged by Tenant with respect to Tenant’s core business operations shall be permitted to use the Facilities.

(ii) Tenant’s use of the Amenities shall be subject to compliance with such policies and procedures as Landlord may establish in its sole discretion from time to time regarding such use, including without limitation, policies relating to use of equipment located therein, hours of operation, conduct and dress requirements.

(iii) Tenant covenants, as a condition of the use by each of the Permitted Users of the Facilities, including without limitation, the outdoor basketball and volleyball courts, to obtain from each and deliver to Landlord an executed Release in the form attached hereto as Exhibit B.

(iv) Tenant’s use of the Building’s cafeteria and full service kitchen shall require the prior written approval of Landlord, which Landlord may withhold in its sole discretion, and shall be at Tenant’s cost, including but not limited to, the cost of food, labor, maintenance, equipment, necessary improvements and any other associated costs.

(v) Landlord shall have the right, in its sole discretion, to change, add to, reduce or regulate the Amenities (or the use thereof) from time to time, provided that Landlord provides to Tenant the same access and rights to use the Amenities as it provides to any other tenant in the Building.

3. TERM.

3.1 Term. The Commencement Date, the Rent Commencement Date, the Expiration Date and Term of this Lease are as specified in Basic Provisions above.

3.2 Tenant’s Obligations Prior to Commencement Date. Tenant shall deliver to Landlord evidence of the insurance required under Paragraph 8 below prior to the Commencement Date.

4. RENT.

4.1 Additional Rent; Rent. Tenant shall pay as additional rent (“Additional Rent”) all other sums due under this Lease. All Additional Rent shall be due upon demand unless otherwise provided hereunder. Base Rent and Additional Rent shall be referred to collectively as “Rent.”

4.2 Payment. Tenant shall cause payment of Base Rent and other Rent, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Base Rent and other Rent for any period during the Term which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Base Rent and other Rent shall be made to Landlord at its address stated herein or to such other persons or place as Landlord may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Base Rent and other Rent, regardless of Landlord’s endorsement of any check so stating.

4.3 Operating Expenses.

(a) Triple Net Lease; Payment. The Base Rent to be paid by Tenant to Landlord is intended to be absolutely triple net. As such and beginning on the Rent Commencement Date, Tenant shall pay as Additional Rent an amount equal to Tenant’s Proportionate Share of Sector Operating Expenses for each Sector (as such terms are defined in this Paragraph 4.3 below). Landlord’s current non-binding estimates of Additional Rent for Operating Expenses per year are as follows: (i) Office Space—$8.80 per RSF, and (ii) Lab Space—$9.16 per RSF.

(b) Expense Payments; Categories of Operating Expenses. On or prior to the commencement of each calendar year after the Commencement Date, Landlord shall give Tenant a written estimate of the Sector Operating Expenses for the coming year and the estimated amount due from Tenant hereunder. Tenant shall pay such estimated amount of Additional Rent to Landlord in equal monthly installments, in advance, at the same time the monthly Base Rent is paid. Within one hundred eighty (180) days after the end of each calendar year, Landlord shall furnish Tenant with a statement (“Expense Statement”) showing in reasonable detail the actual costs incurred by Landlord for Sector Operating Expenses during the year then ended and Tenant’s Proportionate Share of the same. If such Expense Statement shows an amount owing by Tenant that is less than the sum of the monthly payments made by Tenant in the year then ended, such excess shall be credited against the next installment(s) of Additional Rent payable hereunder by Tenant or, if this Lease has terminated, then paid to Tenant within thirty (30) days. If such Expense Statement shows an amount owing by Tenant which is more than the sum of the monthly payments made by Tenant in the year then ended, Tenant shall pay such deficiency to Landlord within thirty (30) days after receipt of such Expense Statement. The obligations of Tenant hereunder shall survive expiration or termination of this Lease.

(c) Definition of Operating Expenses. As used in this Lease, “Operating Expenses” shall mean all costs and expenses of every kind and nature incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Project, without offset for any revenue derived by Landlord, except as provided in Paragraph 4.3(d) below. Without limiting the generality of the foregoing; the following categories of expenses are expressly intended to be included: general maintenance and repair costs for sidewalks, the roof, floors, walls, service areas, foundations, common areas, mechanical rooms, the interior and exterior of the Building, systems within the Project, and facilities for the use of subtenants; all charges for utilities supplied to the Project; air-conditioning, ventilating and heating charges of the Project common areas; security guards and alarm services; elevator maintenance and other charges; painting, refinishing, decoration and landscaping of common areas; trash and debris removal; pest control; property management fees; expenses, wages, benefits, and payroll taxes payable with regard to all on-site and off-site employees engaged in the operation, maintenance, engineering and security of the Project below the level of senior property manager; legal expenses and the cost of audits by certified public accountants; all supplies, materials and equipment rentals used in the operation and maintenance of the Project; amounts paid to contractors or subcontractors for work or services performed in connection with the operation, maintenance, engineering and security of the Project; any reserve for repair and replacement of specific equipment used in the maintenance and operation of the Project and expected to be expended within twelve (12) months of the establishment of such reserve; insurance premiums or similar costs applicable to the Project, including without limitation, the insurance that Landlord is required to maintain under Paragraph 8 below; amortization (together with reasonable financing charges) of any capital improvements made to the Project by Landlord which will improve operating efficiency, or which may be required under any governmental law or regulation; any form of real property tax, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, or charge, or transit tax, levied by any governmental authority having the direct power to tax, against any legal or equitable interest of Landlord in the Project or as against Landlord’s business of subleasing the Project (other than Landlord’s federal or state income, franchise, inheritance or estate taxes); and any form of personal property tax or assessment on the Personal Property (as defined in Paragraph 7.4(d) below). Tenant agrees that any other cost or expense that is not mentioned in the foregoing but incurred by Landlord in connection with the ownership, maintenance, repair and operation of the Project shall be a part of Operating Expenses hereunder.

(d) Exclusions from Operating Expenses: Notwithstanding the above, Operating Expenses shall not include the following:

(i) Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building;

(ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(iii) Costs associated with operation of the business of the ownership of the Building or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord’s interest in the Building; and disputes between Landlord and Landlord’s property manager;

(iv) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building and primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the management fees;

(v) Advertising, promotional expenditures and leasing expenses primarily directed toward leasing space in the Building;

(vi) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Building, or associated with the enforcement of any leases;

(vii) Charitable or political contributions;

(viii) Costs for which Landlord is reimbursed;

(ix) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market; and

(x) Any management fee payable to Landlord or any third parties in excess of five percent (5%) of the Operating Expenses.

As to the costs of capital improvements, replacements, repairs, equipment and other capital costs, all such costs shall be included in Operating Expenses but shall be amortized over the reasonable useful life of such improvement, replacement, repair or equipment in accordance with generally accepted accounting principles together with interest at the prime rate on the unamortized balance.

(e) Sector Operating Expenses. Landlord shall segregate Operating Expenses into the following categories (each, a “Sector”): (i) clean room space; (ii) lab space; (iii) office space; and (iv) storage space. The Operating Expenses segregated into such categories, as determined by Landlord in its sole discretion, shall constitute “Sector Operating Expenses” hereunder.

(f) Tenant’s Proportionate Share. As used in this Lease, “Tenant’s Proportionate Share” shall mean the ratio of dividing (i) RSF for the applicable Sector in the Premises by (ii) the total RSF for all Sector space in the Building, as the same may be modified by Landlord from time to time. The initial Tenant’s Proportionate Share for each Sector of the Premises is as follows: (1) for lab space—40.80%, which has been computed by dividing 21,842 RSF (lab space in the Premises) by 53,537 RSF (total lab space in the Building); and (2) for office space—25.95%, which has been computed by dividing 18,658 RSF (office space in the Premises) by 71,901 RSF (total office space in the Building).

(g) Audit Right. Tenant, within one hundred eighty (180) days after receiving an Expense Statement, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for the calendar year to which the Expense Statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If Tenant retains an agent to review Landlord’s records, the agent must be with a certified public accounting firm (“CPA Firm”) licensed to do business in Colorado and which shall not be compensated on a contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit; provided, however, if following an Objection Notice (as defined below), Landlord and Tenant determine that Operating Expenses for the Building, or the amount charged to Tenant by Landlord, for the year in question were less than stated or appropriately charged hereunder by more than five percent (5%), Landlord, within sixty (60) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to the CPA Firm in connection with such review by Tenant. Within thirty (30) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Expense Statement for that year. If Tenant fails to give Landlord an Objection Notice within the thirty (30) day period or fails to provide Landlord with a Review Notice within the one hundred eighty (180) day period described above, Tenant shall be deemed to have approved Landlord’s Expense Statement and shall be barred from raising any claims regarding the Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any Expense Statement unless Tenant has paid and continues to pay all rent when due.

5. SECURITY DEPOSIT.

5.1 Cash Security Deposit or Letter of Credit. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of Two Hundred Thousand Dollars ($200,000) as a cash security deposit to secure Tenant’s obligations hereunder (the “Security Deposit”). In lieu of a cash security deposit, Tenant may deliver or have transferred to Landlord a clean, unconditional, irrevocable, transferable letter of credit in the amount of Two Hundred Thousand Dollars ($200,000) (the “Letter of Credit”), in form and issued by a financial institution (“Issuer”) satisfactory to Landlord in its sole discretion, which Letter of Credit (and all sums drawn by Landlord thereunder) shall constitute the Security Deposit hereunder. Tenant hereby grants to Landlord a security interest in the Letter of Credit and all proceeds, replacements and modifications thereof to secure Tenant’s obligations herein, including without limitation, the obligation to pay Rent, construct the Initial Improvements, perform its insurance and indemnity obligation and to maintain and restore the Premises. The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon receipt by Issuer (at its offices in Denver, Colorado or such other location that Landlord shall approve in its sole discretion) of the original or a certified copy of the Letter of Credit accompanied by a written statement signed by Landlord or its authorized agent stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease. The Letter of Credit shall have an expiration period of one (1) year from the Commencement Date but shall provide that it will automatically renew by its terms to a date which is sixty (60) days following the Expiration Date unless affirmatively cancelled by Issuer following not less than sixty (60) days prior written notice of such expiration or cancellation from Issuer to Landlord. Landlord shall be entitled to draw the Letter of Credit in part or in full.

5.2 Security Deposit Provisions. Any Security Deposit held by Landlord shall be held as security for the faithful performance by Tenant of all of Tenant’s terms, covenants, and conditions under this Lease. If Tenant commits a Breach (as defined in Paragraph 13.1 below) hereunder, Landlord may (but shall not be required to) use, retain and apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default (as defined in Paragraph 13.1 below) or Breach, or to compensate Landlord for any other loss or damage which Landlord may suffer as a result of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within fifteen (15) days after written demand therefor, deposit with Landlord in cash or a cashier’s check an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a Breach under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit or any portion thereof. Subject to Paragraph 47.3 below, the Security Deposit or any balance thereof that is not applied by Landlord in accordance with the provisions of this Paragraph 5, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration of the Term or vacation of the Premises by Tenant, whichever event occurs later. In the event of a termination of Landlord’s interest in this Lease, the Security Deposit, or any portion thereof not previously applied, shall be released by Landlord to Landlord’s transferee and, if so released, Tenant agrees to look solely to such transferee for proper application or return of the Security Deposit. The holder of a mortgage or the beneficiary of a deed of trust encumbering the property which includes the Premises shall not be responsible to Tenant for the return or application of any such Security Deposit, whether or not such holder or beneficiary succeeds to the position of Landlord hereunder, unless such Security Deposit shall have been actually received by such holder or beneficiary. Tenant’s failure to provide and keep the Letter of Credit in full force and effect and otherwise in accordance with the terms of this Paragraph 5 shall constitute a Breach of this Lease.

5.3 Reduction of Security Deposit. Provided that (a) Tenant has not committed a Default hereunder, and (b) all Rent payments made by Tenant were received by Landlord on or before the due date during the prior eighteen (18) month period, on the commencement of the thirty-seventh (37th) full month of the Term, upon written request of Tenant, Landlord shall return to Tenant Fifty Thousand Dollars ($50,000) (or if a Letter of Credit has been delivered in lieu of a cash Security Deposit, then Tenant may amend the Letter of Credit accordingly), thereby reducing the Security Deposit to One Hundred Fifty Thousand Dollars ($150,000) (or if a Letter of Credit has been delivered in lieu of a cash Security Deposit, then Tenant may amend the Letter of Credit accordingly). Provided that (i) Tenant has not committed a Default hereunder, and (ii) all Rent payments made by Tenant were received by Landlord on or before the due date during the prior eighteen (18) month period, on the commencement of the forty-ninth (49th) full month of the Term, upon written request of Tenant, Landlord shall return to Tenant an additional Fifty Thousand Dollars ($50,000) (or if a Letter of Credit has been delivered in lieu of a cash Security Deposit, then Tenant may amend the Letter of Credit accordingly), thereby reducing the Security Deposit to One Hundred Thousand Dollars ($100,000) (or if a Letter of Credit has been delivered in lieu of a cash Security Deposit, then Tenant may amend the Letter of Credit accordingly).

6. USE; HAZARDOUS SUBSTANCES.

6.1 Use. Tenant shall use and occupy the Premises only for the Agreed Use and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. The Parties acknowledge that (a) Tenant may wish to construct and operate a vivarium in the Lab Space within the Premises (“Vivarium”) if Tenant can obtain all necessary permits and licenses and otherwise comply with all Applicable Requirements therefor, (b) the Agreed Use (as set forth in Paragraph 1.8 above) does not permit the construction and/or operation of a Vivarium in the Premises and that Tenant is required to obtain Landlord’s prior written consent therefor, and (c) Landlord may withhold its consent in its sole discretion with regard to the construction and/or operations of a Vivarium in the Premises. Notwithstanding the foregoing, Landlord agrees that it shall not unreasonably withhold its consent with regard to the construction and/or operations of a Vivarium if all of the following conditions are satisfied: (i) Tenant obtains all necessary permits and licenses and otherwise complies with all Applicable Requirements therefor; (ii) only mice and rats will be used or kept in the Vivarium and no other animals shall be used or kept therein; and (iii) no more than two thousand (2,000) mice and/or rats shall be kept in the Vivarium at any time.

6.2 Hazardous Substances.

(a) Definitions. As used in this Lease, the term “Hazardous Substance” shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, PCB’s, hydrocarbons, petroleum, gasoline, asbestos and/or crude oil or any products, by-products or fractions thereof. As used in this Lease, the term “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, release or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises or the Project of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties.

(b) Reportable Uses and Hazardous Substances Require Consent. Except as expressly provided below, Tenant shall not engage in any activity in or on the Premises or the Project which constitutes a Reportable Use of Hazardous Substances, nor shall Tenant generate, possess, store, use, release or dispose of any Hazardous Substances in, on, under or about the Premises, the Building or the Project, without the express prior written consent of Landlord, which consent may be given or withheld in Landlord’s reasonable discretion, and Tenant’s timely compliance (at Tenant’s expense) with all Applicable Requirements. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises, the Building, the Project and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Sublease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Landlord hereby consents to Tenant’s use in and about the Premises of the Hazardous Substances in the quantities listed on Exhibit C hereto, provided that Tenant strictly complies at all times with (A) all Applicable Requirements with respect thereto, and (B) Tenant’s Hazardous Substance Management Plan attached hereto as Exhibit D (the “Hazardous Substance Management Plan”), as the same may be modified from time to time. Tenant shall promptly provide to Landlord all amendments, modifications and supplements to Tenant’s Hazardous Substance Management Plan.

(c) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(d) Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Project or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises or the Project, by or for Tenant. Tenant shall be solely responsible for the remediation of any condition concerning (i) any Hazardous Substance first appearing in, on, under or about the Premises during the Term, or (ii) any Hazardous Substance brought onto or released in, on, under or about the Project by or for Tenant during the Term.

(e) Investigations and Remediations. Tenant shall have responsibility and shall pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances brought onto or released at the Premises during the Term. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out any investigative and remedial actions which Landlord may elect to do.

6.3 Tenant’s Compliance with Applicable Requirements. Tenant shall obtain, maintain and strictly comply with, at Tenant’s sole cost and expense, any and all Applicable Requirements with its generation, possession, storage, use, release or disposal of any Hazardous Substance in or about the Premises, the Building or the Project (if the same is permitted under this Lease), including without limitation, (i) all Environmental Protection Agency Identification Numbers, and (ii) all air, wastewater, sewer and other permits and governmental approvals. Except as otherwise provided in this Lease, Tenant shall, at Tenant’s sole expense, fully, diligently and in a timely manner comply with all requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Tenant shall, within ten (10) days after receipt of Landlord’s written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt by Tenant, notify Landlord in writing (and immediately provide to Landlord copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements or the provisions of this Paragraph 6.

6.4 Inspection; Compliance. Landlord and Landlord’s Lender and consultants shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice, which may be verbal, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The reasonable cost of any such inspections shall be paid by Tenant, unless such inspection reveals that Tenant has violated the provisions of this Lease in which case Tenant shall reimburse Landlord for the reasonable out of pocket costs of such inspections.

6.5 Tenant Indemnification. Tenant shall indemnify, defend and hold harmless each of Landlord and its shareholders, directors, officers, employees, agents, affiliates, subsidiaries, Lender (as defined in Paragraph 30.1 below), successors and assigns (the “Landlord Parties”) from and against any and all damages, losses, liabilities, judgments, claims, causes of action, demands, expenses, costs, fines, penalties, and attorneys’ and consultants’ fees (collectively, “Claims”) arising out of or involving (i) any Hazardous Substance first appearing in, on, under or about the Premises during the Term, or (ii) any Hazardous Substance brought onto or released in, on, under or about the Project by or for Tenant during the Term. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless Landlord specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this Paragraph 6 of this Lease.

7. MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.

7.1 Tenant’s Obligations.

(a) In General. Subject to the provisions of Paragraphs 7.2 (Landlord’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, light bulbs, plate glass or skylights located in or on the Premises. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts if required by Landlord pursuant to Paragraph 7.1(b) below. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises or a part thereof in good order, condition and state of repair.

(b) Service Contracts. If requested by Landlord, Tenant shall, at Tenant’s sole expense, procure and maintain contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord, for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed in the Premises: (i) heating, ventilation and air conditioning equipment (“HVAC”), (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire sprinklers, fire alarm and/or smoke detection, and (iv) any other equipment, if reasonably required by Landlord.

(c) Landlord’s Election. Notwithstanding the foregoing, if Tenant shall fail to meet any obligation set forth in this Paragraph 7.1, or if Landlord determines in its sole discretion that the Premises are not being maintained as required hereunder, Landlord shall provide written notice to Tenant. If Tenant fails to cure the failure within ten (10) days, Landlord may elect to undertake any such obligation of Tenant, in which event Tenant shall reimburse Landlord for all costs incurred by Landlord within ten (10) days of receipt of notice and evidence in reasonable detail that Landlord has paid for such costs.

7.2 Landlord’s Obligations. Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), and except for Claims caused in whole or in part by any act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, Landlord agrees to keep the foundation, roof and structural supports of the Building, Common Areas and Amenities in good condition and repair, provided that all costs and expenses therefor shall constitute Operating Expenses unless expressly excluded in Paragraph 4.3(d) above. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Building and the Project, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Landlord shall provide janitorial services, Monday through Friday (other than legal holidays).

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC, plumbing, and fencing in or on the Premises or the Building. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Tenant Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a). Tenant shall not make any Alterations or Utility Installations to the Premises or the Building, without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.

(b) Consent Requirements. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant’s: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials all at Tenant’s cost. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications for any Alterations or Utility Installations, whether or not Landlord’s consent is required. For work which costs more than $50,000, Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such Alteration or Utility Installation and/or upon Tenant’s posting additional security for the completion of such Alterations or Utility Installations with Landlord. In the event that Landlord consents to Tenant installing any Utility Installations or Alterations to any portion of the Building outside of the Premises, including without limitation, any modifications or additions to any base Building infrastructure equipment or system (such as the HVAC), Tenant shall be responsible for, and shall promptly pay or reimburse Landlord as Additional Rent upon written demand therefor, all costs and expenses related to (A) installing separate meter(s) as required by Landlord, (B) the utilities and other services furnished to Tenant and/or the Premises, and (C) Landlord’s engineering review of any Alteration or Utility Installation affecting the foundation, roof or any structural component of the Building or any Building system.

(c) Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself,

Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord shall require, Tenant shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same. If Landlord elects to participate in any such action, Tenant shall pay Landlord’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; Restoration; License of Personal Property; and Tenant Improvement Allowance.

(a) Ownership. Subject to Landlord’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises. Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations other than Trade Fixtures. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations (other than Trade Fixtures) shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.

(b) Non-Removal. By delivery to Tenant of written notice from Landlord at the time that Landlord grants its approval, Landlord may require that any or all Alterations or Utility Installations be removed by the expiration or termination of this Lease. Landlord may require, however, the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent of Landlord. Notwithstanding the forgoing, Tenant shall not be required to remove the Initial Improvements from the Premises.

(c) Surrender/Restoration. Tenant shall surrender the Premises on or before the Expiration Date or any earlier termination date, with all improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and insured casualty excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or a service contract. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Tenant. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Paragraph 26 below.

(d) License of Personal Property. Landlord grants Tenant a license to use in the Premises, during the Term, the personal property, work stations and cubicles more specifically described in Exhibit E attached hereto, along with the existing cabling in the Premises (collectively, “Personal Property”). Tenant shall have five (5) days from the date of mutual execution of this Lease to approve the Personal Property listed on Exhibit E hereto. Any item listed on Exhibit E hereto and which Tenant does not disapprove within such five (5) day period shall be deemed approved by Tenant. As soon hereafter as reasonably practicable, the

Parties shall jointly conduct a walk-through inspection of the Personal Property (and photograph certain Personal Property, if needed), and note on Exhibit E pre-existing damage or defective conditions in the Personal Property. TENANT ACCEPTS THE PERSONAL PROPERTY IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED. LANDLORD DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TENANT SHALL NOT REMOVE THE PERSONAL PROPERTY FROM THE PREMISES OR TRANSFER ITS RIGHT TO USE THE PERSONAL PROPERTY. TENANT EXPRESSLY ASSUMES ALL RISK AND RESPONSIBILITY FOR ANY DEFECTS (INCLUDING LATENT DEFECTS) IN THE PERSONAL PROPERTY, AND TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD AND THE LANDLORD PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM TENANT’S USE OF THE PERSONAL PROPERTY. Except for pre-existing damage or defective conditions to the Personal Property (as mutually agreed by Landlord and Tenant), Tenant shall maintain the Personal Property in good condition and repair throughout the Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Personal Property in the same condition as received, ordinary wear and tear excepted. Except for pre-existing damage or defective conditions to the Personal Property (as mutually agreed by Landlord and Tenant), Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost of (i) repairing any damage to the Personal Property, ordinary wear and tear and damage due to casualty or condemnation excepted, or (ii) replacing any missing Personal Property, within thirty (30) days after receipt of invoices or other satisfactory evidence of such costs. Tenant shall insure the Personal Property for its full replacement value (which insurance shall name Landlord as the loss payee) and Tenant shall provide evidence thereof to Landlord in accordance with the requirements of Paragraph 8 below.

(e) Tenant Improvement Allowance. Subject to the terms and conditions of this Paragraph 7.5(e), Landlord shall contribute up to a maximum of Four Hundred Eighty-Four Thousand Seven Hundred Seventy Dollars ($484,770) (the “Allowance”) to the cost of Initial Improvements that Tenant shall make to the Premises. The Allowance may be used to pay the following costs:

(i) The costs of preliminary space planning, working drawings (including revisions) and other plans and specifications for the Initial Improvements;

(ii) The costs of obtaining building permits and other necessary authorizations from all governmental authorities having jurisdiction;

(iii) The direct and indirect costs of demising the Premises and procuring and installing the Initial Improvements; and

(iv) The costs and fees incurred by Tenant for reconfiguration and enhancements of the existing furniture, project management, installation of furniture, fixtures and equipment.

The Allowance shall be disbursed as follows: Landlord shall disburse the Allowance directly to Tenant’s contractor (the “Contractor”) and/or to the applicable subcontractors and/or to Tenant,

as Landlord shall determine, on a monthly basis, within thirty (30) days after receipt of (A) invoices of the Contractor covering work actually performed, construction in place and materials delivered to the Premises (as may be applicable) describing in reasonable detail such work, construction and/or materials, (B) conditional lien waivers executed by the Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (C) unconditional lien waivers executed by the Contractor and the persons and entities performing the work or supplying the materials covered by Landlord’s previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be in the forms prescribed by applicable law). No payment will be made for materials or supplies not located in the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until the earlier of the expiration of the applicable lien periods or Landlord’s receipt of unconditional lien waivers and full releases upon final payment (in the forms prescribed by applicable law) from the Contractor and all subcontractors and suppliers involved in the Initial Improvements. Notwithstanding anything to the contrary in this Lease, if less than the entire amount of the Allowance is used toward the costs of the Initial improvements by March 1, 2006, Tenant shall have no further right to, and Landlord shall have no further obligation to contribute, any remaining portion of the Allowance to the cost of the Initial Improvements.

(f) Additional Allowance for Flooring in Lab Space. As part of the construction of the Initial Improvements, Landlord shall contribute up to a maximum of Sixty-Five Thousand Five Hundred Twenty-Six Dollars ($65,526) [$3.00 per RSF of the Lab Space] (the “Additional Allowance”) to the costs of testing and sealing the floors in the Lab Space to eliminate (to the extent reasonably possible) the seepage of water under the flooring due to hydrostatic pressure. Landlord shall disburse the Additional Allowance in accordance with the same procedures as contained in Paragraph 7.4(e) with regard to the Allowance. Further, during the Term, Landlord agrees to cooperate reasonably with Tenant in any additional repairs and alterations which Tenant may undertake (at Tenant’s sole cost and expense) to address such condition, including reasonably approving the installation of any subflooring. Notwithstanding the provisions of this Lease with respect to the condition of the Premises upon termination of the Term, Tenant shall not be responsible for repairing any damage to any flooring or the Premises caused by the seepage of water under the flooring due to hydrostatic pressure.

8. INSURANCE; INDEMNITY.

8.1 Liability Insurance.

(a) Carried by Tenant. Tenant shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Tenant, Landlord, and Landlord’s property manager, if any, against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The initial amount of such insurance shall be not less than $1,000,000 per occurrence with an “Additional Insured-Manager’s or Lessor’s Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Tenant shall also obtain and keep in force pollution legal liability insurance with a minimum limit of not less than $2,000,000 per occurrence. The limits of insurance required under this Lease shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. The commercial general liability and pollution legal liability insurance policies shall insure on an occurrence and not a claims-made basis. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. In addition, Tenant shall obtain and keep in force excess or umbrella insurance in the amount of $4,000,000 which shall comply in all respects with requirements set forth herein for insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudice by other losses covered by the policy.

(b) Carried by Landlord. Landlord shall maintain liability insurance as described in Paragraph 8.1(a), in addition to, and not in lieu of, the insurance required to be maintained by Tenant. The cost of such insurance shall be included in Operating Expenses. Tenant shall not be named as an additional insured therein.

8.2 Property Insurance—Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Landlord, with loss payable to Landlord and to any Lender(s) insuring loss or damage to the Premises. The amount of all risk insurance maintained by the Insuring Party shall be equal to the full replacement cost of the Building. If Landlord is the Insuring Party, however, the Initial Improvements, Tenant Owned Alterations and Utility Installations, Trade Fixtures, and Tenant’s personal property shall be insured by Tenant under Paragraph 8.3 rather than by Landlord. Such policy or policies shall insure against all risks of direct physical loss or damage (including the perils of flood), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain (i) an agreed valuation provision in lieu of any coinsurance clause, (ii) waiver of subrogation, and (iii) inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence and such deductible amount in the event of an Insured Loss shall be included in Operating Expenses, subject to Paragraph 4.3(d) above.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Landlord, with loss payable to Landlord and any Lender, insuring the loss of the full Rent for not less than one (1) year (“Rental Value Insurance”). Said insurance shall provide that in the event this Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for not less than one (1) full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant, for the next twelve (12) month period.

(c) Adjacent Premises. If the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

8.3 Tenant’s Property/Business Interruption Insurance.

(a) Property Damage. Tenant shall obtain and maintain insurance coverage on all of Tenant’s personal property, Trade Fixtures, the Initial Improvements and Tenant Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, Trade Fixtures, the Initial Improvements and Tenant Owned Alterations and Utility Installations. Tenant shall provide Landlord with written evidence that such insurance is in force.

(b) Business Interruption. Tenant shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

8.4 Insurance Policies. Insurance required herein shall be provided by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a policyholders rating of A- or better and a financial category rating of at least Class X, or such other rating as may be required by Landlord’s Lender, as set forth in the most current issue of “Best’s Insurance Guide”. Each policy of insurance required to be maintained by Tenant hereunder shall name Landlord and Landlord’s Lender as additional insureds. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certificates evidencing the existence and amounts of the required insurance, along with certified copies of the policies therefor (if requested by Landlord). No such policy shall be cancelable or subject to modification except after thirty (30) days’ prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.5 Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby releases and relieves the other, and waives its entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby, and to provide evidence thereof.

8.6 Indemnities.

(a) Tenant Indemnity. To the fullest extent permitted by law and except as provided below, Tenant hereby waives all Claims against Landlord and the Landlord Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause. Except for Claims arising from the gross negligence or willful misconduct of Landlord or Landlord’s employees or agents with regard to the Project, Tenant hereby agrees to indemnify, defend and hold harmless each of Landlord and the Landlord Parties from and against all Claims, including without limitation, any Claims for damage to any property or injury to or death of any person, arising from or related to (a) any act or omission by Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant in, on or about the Premises, the Building or the Project, or (b) the use or occupancy of the Premises, the Building or the Project by Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant, or (c) the negligence or willful misconduct of Tenant or Tenant’s employees, agents, contractors, invitees or any other person claiming under Tenant, in, on or about the Premises, the Building or the Project, or (d) any breach or default by Tenant under this Lease, or (e) any sign in, or about the Premises, the Building or the Project installed by Tenant in accordance with Paragraph 34 below. If any action or proceeding is brought against Landlord or any of the Landlord Parties by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such Claim in order to be defended or indemnified. All of the obligations of Tenant set forth in this Lease including, without limitation, the obligations set forth in this Paragraph 8.6 shall survive the expiration or earlier termination of this Lease.

(b) Landlord Indemnity. Except for Claims covered by Tenant’s indemnity under Paragraphs 6.5 and 8.6(a) above, Landlord hereby agrees to indemnify, defend and hold harmless Tenant from and against all Claims arising during the Term from the gross negligence or willful misconduct of Landlord or Landlord’s employees and agents with regard to the Project. If any action or proceeding is brought against Tenant by reason of any of the foregoing matters, Landlord shall upon notice defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such Claim in order to be defended or indemnified. All of the obligations of Landlord set forth in this Paragraph 8.6 shall survive the expiration or earlier termination of this Lease.

8.7 Exemption of Landlord from Liability. To the fullest extent permitted by law, Landlord shall not be liable, and Tenant waives any Claim, for injury or damage to the person or goods, wares, merchandise, business records or other property of Tenant or Tenant’s employees, agents, contractors, invitees, or any other person in or about the Premises, the Building or the Project, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building or the Project of which the Premises are a part, or from other sources or places. Landlord shall not be liable for any Claims arising from any act or omission of any other tenant of Landlord.

9. DAMAGE OR DESTRUCTION.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, which can reasonably be repaired in twelve (12) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Premises Partial Damage or Premises Total Destruction.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in twelve (12) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Premises Partial Damage or Premises Total Destruction.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.2(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage—Insured Loss. Landlord shall, at Landlord’s expense (subject to receipt of adequate insurance proceeds), repair such damage (but not Tenant’s Trade Fixtures or Tenant Owned Alterations and Utility Installations) and this Lease shall continue in full force and effect.

9.3 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, then either Party may elect to terminate this Lease as of the date that is sixty (60) days following such Premises Total Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord’s damages from Tenant, to the extent not covered by insurance required to be carried hereunder and subject to the waiver of subrogation herein. If neither Landlord nor Tenant elects to terminate this Lease, then the Premises Total Destruction shall be treated as a Premises Partial Damage and the provisions of Paragraph 9.2 above shall apply.

9.4 Damage Near End of Term. If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds six (6) month’s Base Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written termination notice to Tenant within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease, then Tenant may preserve this Lease by, (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant’s receipt of Landlord’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant’s option shall be extinguished.

9.5 Abatement of Rent; Tenant’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Tenant is not responsible under this Lease, Base Rent and payments of Operating Expenses payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant’s use of the Premises is impaired. All other obligations of Tenant under this Lease shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within one hundred eighty (180) days after such obligation shall arise, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lender of which Tenant has actual notice, of Tenant’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.6 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant’s Security Deposit as has not been, or is not then permitted to be, used by Landlord.

9.7 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant. When possible, Tenant shall cause such property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement therefor.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. In the event that Landlord provides any utilities or services to the Premises, Tenant shall pay to Landlord promptly upon demand, as Additional Rent, all sums therefor. Moreover, in the event that (a) any utilities or services supplied to the Premises, or (b) any Utility Installations or Alterations made by Tenant to or for the benefit of the Premises, causes any Building equipment or system to exceed its capacity or otherwise cause an unsuitable condition to exist, in either case as determined by Landlord in its sole discretion, then Tenant shall be responsible for all Claims resulting therefrom or related thereto, including without limitation, the cost of repairing or replacing the applicable Building equipment or system. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any Rent abatement arising out of any curtailment or interruption whatsoever in utility or others services provided to the Premises, the Building or the Project. Tenant hereby acknowledges and agrees that neither Landlord nor any of Landlord’s employees, agents or representatives have made any representations or warranties, express or implied, regarding any Building equipment or system, including without limitation, any of the foregoing’s fitness for any particular purpose.

12. ASSIGNMENT AND SUBLETTING.

12.1 Landlord’s Consent Required.

(a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent, subject to the provisions of this Paragraph 12, shall not be unreasonably withheld, conditioned or delayed.

(b) A change in the control of Tenant shall constitute an assignment requiring, consent. The transfer, in any one transaction or in a series of related transactions, of twenty-five percent (25%) or more of the voting control of Tenant shall constitute a change in control for this purpose,

(c) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), other than a line of credit and other business credit transactions in the ordinary course of business (provided such credit is not convertible into equity of Tenant), whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, which results or will result in a reduction of the Net Worth of Tenant (as defined below) as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. “Net Worth of Tenant” shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without required consent shall, at Landlord’s option, be a Default (as defined in Paragraph 13.1 below) curable after notice as set forth in Paragraph 13.1(c), or a noncurable Breach (as defined in Paragraph 13.1 below) without the necessity of any notice and grace period.

(e) Tenant’s remedy for any Breach of Paragraph 12.1 by Landlord shall be limited to an action for declaratory relief and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Landlord’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant,

(b) Landlord may accept Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for Tenant’s Default or Breach.

(c) Landlord’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant or anyone else responsible for the performance of Tenant’s obligations under this Lease, including any assignee or subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested. Tenant shall reimburse Landlord for all reasonable out of pocket costs actually incurred by Landlord in connection with the consideration of any request, including attorneys’ fees.

(f) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the Term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all Rent payable on any sublease, and Landlord may collect such Rent and apply same toward Tenant’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Tenant’s obligations, Tenant may collect said Rent. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease. Subtenant shall rely upon any such notice from Landlord and shall pay all Rents to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.

(b) In the event of a termination of this Lease due to a Breach by Tenant, Landlord may, at its option, require subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord unless actually received by Landlord or for any prior Defaults or Breaches of such sublandlord.

(c) Any matter requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord.

(d) No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

(e) If a sublease, fifty percent (50%) of any sublease rentals or any other economic consideration received by Tenant as a result of such subletting, whether denominated rentals under the sublease or otherwise, which in aggregate exceed the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), after deducting the reasonable and customary costs for tenant improvements, reasonable attorneys’ fees and brokerage fees incurred by Tenant in connection with the subletting, shall be paid to Landlord as Additional Rent.

(f) If an assignment, fifty percent (50%) of any economic consideration received by Tenant with respect to the assignment of this Lease, whether denominated as such or otherwise, which in aggregate exceed the total sums which Tenant is obligated to pay Landlord under this Lease, after deducting the reasonable and customary costs for tenant improvements, reasonable attorneys’ fees and brokerage fees incurred by Tenant in connection with the assignment, shall be paid to Landlord as Additional Rent.

12.4 Conditions to Consent to Assignment or Subletting. Tenant acknowledges that Landlord’s agreement to sublease the Premises to Tenant at the rent and upon the terms stated herein is in material reliance upon Landlord’s evaluation of the original Tenant’s background, experience and ability, as well as the nature of the use of the Premises by the original Tenant as set forth in Paragraph 6. In the event that Tenant shall request Landlord’s written consent to assign or sublease the Premises as required in this Paragraph 12, then each such request for consent shall be in writing and accompanied by the following:

(a) Balance sheets, income statements and tax returns of the proposed assignee or subtenant for the most recent three (3) fiscal years.

(b) A complete business biography and history of the proposed assignee or subtenant and its officers, partners and managers, if any.

(c) A statement of the specific uses for which the Premises will be utilized by the proposed assignee or subtenant.

(d) Preliminary plans prepared by an architect or civil engineer for all alterations to the Premises that are contemplated to be made by the proposed assignee or subtenant.

(e) A list prepared by the proposed assignee or subtenant of all buildings in which the proposed assignee or subtenant has been a tenant during the past two (2) years, which list shall include the address of each such building and the last known name, address and telephone number of the landlord of each such building.

(f) Written approval of the proposed assignment or sublease and a reaffirmation of liability, in a form satisfactory to Landlord’s counsel, from all guarantors and previous assignors of this Lease, not previously expressly released by Landlord, if any.

(g) Landlord may refuse to consent on any commercially reasonable grounds, including without limitations the potential inability of the proposed assignee to fulfill the terms of this Lease and the financial irresponsibility or instability of the proposed assignee or subtenant, the lack of suitability of the Premises for the intended use by the proposed assignee or subtenant, the potential for unlawful or undesirable use of the Premises by the subtenant or assignee, or the character or business reputation of the proposed assignee or subtenant.

12.5 Standards for Consent to Assignment or Subletting. Once Landlord has received all sums required under Paragraph 12.2(e) above and all of the information, in satisfactory form, as required above, together with any additional information which Landlord may reasonably request, Landlord shall undertake to review Tenant’s request for consent to assign or sublease and provide consent (or reasonably withhold such consent) within ten (10) business days. In determining whether to give its consent to such assignment or subletting, Landlord shall consider all commercially reasonable factors, including, but not limited to, the following:

(a) The financial responsibility of the proposed assignee or subtenant;

(b) The nature of the occupancy and of the business to be conducted on the Premises and its suitability for the Premises, Building and/or the Project; and

(c) The need for and nature of any indicated alteration of the Premises by the proposed assignee or subtenant and/or whether Personal Property could be damaged or not adequately maintained by the proposed assignee or subtenant.

12.6 Permitted Transfers. Notwithstanding anything to the contrary herein but subject to compliance with the provisions of Paragraphs 12.2 and 12.3 above (other than the provisions of Paragraphs 12.3(e) and (f) above), Tenant may, without Landlord’s consent, (a) assign this Lease or sublease all or any portion of the Premises to (i) any parent or subsidiary entity of Tenant, (ii) any other entity that controls, is controlled by, or is under common control with Tenant, (iii) any person or entity that acquires all or substantially all of Tenant’s assets or all the capital stock or other ownership interest in Tenant, (iv) any entity with which Tenant merges, regardless of whether Tenant is the surviving entity, or (v) any person or entity that acquires all or substantially all of the business or assets operated or located on the Premises; or (b) cause a sale or transfer of all or substantially all the capital stock or other ownership interests in Tenant including a “going public” transaction (each successor entity, assignee, purchaser or subtenant in (a) or (b) being referred to herein as a “Permitted Transferee” and each such transaction a “Permitted Transfer”), provided that all of the following conditions are satisfied: (x) Tenant is not in Default under this Lease at the time of such assignment, subletting, sale or transfer; (y) Tenant shall give Landlord written notice within five (5) days after the effective date of the Permitted Transfer, and (z) in all cases described in subparagraphs (a) and (b) above, the net worth of the Permitted Transferee shall be equal to or better than Tenant’s net worth as of the day prior to the proposed assignment, subletting, sale or transfer, or as of the Commencement Date, whichever is greater.

13. DEFAULT; BREACH; REMEDIES.

13.1 Default; Breach. A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants or conditions under this Lease or any of the Rules (as defined in Paragraph 50 below). A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:

(a) The abandonment of the Premises as defined by law; or the vacating of the Premises without apparent intent to return and without providing a reasonable level of security, or which results in the coverage of the property insurance described in Paragraph 8.2 above being jeopardized as a result thereof, or without providing reasonable security to minimize potential vandalism.

(b) The failure of Tenant to make any payment of Rent (or to restore the Security Deposit) when due and such failure continues for a period of three (3) business days following written notice to Tenant.

(c) The failure to provide reasonable evidence of insurance or surety bond, or to fulfill any other obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice to Tenant.

(d) The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate (as defined in Paragraph 16 below), (v) a subordination agreement or other document requested under Paragraph 30 below, (vi) any document requested under Paragraph 39 below, or (vii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Tenant.

(e) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the Rules, other than those described in Paragraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within an additional thirty (30) day period.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Tenant given to Landlord was materially false.

13.2 Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant upon receipt of invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made by Tenant to be by cashier’s check. In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:

(a) give Tenant written notice in accordance with applicable law of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant’s right to possession of the Premises will cease and this Lease will be terminated (except as to Tenant’s liability set forth in this Paragraph 13.2(a)), as if the expiration of the term fixed in the notice were the end of the term of this Lease. If this Lease is terminated pursuant to the provisions of this Paragraph 13.2(a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums that would have been owing by Tenant under this Lease for the balance of the Term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all of Landlord’s expenses in connection with the reletting, including without limitation, the expenses set forth in Paragraph 13.2(b)(2) below. Landlord will be entitled to collect those damages from Tenant monthly on the days on which the Rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive those damages from Tenant on those days. Alternatively, at the option of Landlord, if this Lease is terminated, Landlord will be entitled to recover from Tenant (A) the worth at the time of award of the unpaid Rent that had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could reasonably have been avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of the Rent loss that Tenant proves could reasonably be avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result from that failure. The “worth at the time of award” of the amount referred to in clauses (A) and (B) above is computed by allowing interest at the rate of eighteen percent (18%) per annum. The worth at the time of award of the amount referred to in clause (C) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award. For the purpose of determining unpaid rental under clause (C) above, the monthly rent reserved in this Lease will be deemed to be the sum of the Base Rent due and the amounts last payable by Tenant under this Lease for the calendar year in which the award is made; or

(b) (1) after demand, notice and any court order as may be required under applicable law, re-enter and take possession of the Premises, or any part of the Premises; repossess the Premises as of Landlord’s former estate; expel Tenant and those claiming through or under Tenant from the Premises; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this Paragraph 13.2(b), or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises, either alone or in conjunction with other portions of the Building of which the Premises are a part, in Landlord’s or Tenant’s name but for the account of Tenant, for such term or terms (which may be greater or less than the period that would otherwise have constituted the balance of the Term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine. Landlord may collect and receive the Rents for the Premises. Landlord will not be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any Rent due upon reletting. No re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and, in that event, this Lease will terminate as specified in the notice; and

(2) if Landlord elects to take possession of the Premises according to this Paragraph 13.2(b) without terminating this Lease, Tenant will pay Landlord (i) the Rent and other sums that would be payable under this Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises, after deducting all of Landlord’s expenses incurred in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration, remodeling, repair costs, and expenses of preparation for reletting. If, in connection with any reletting, the new sublease term extends beyond the existing Term or the Premises covered by reletting include areas that are not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new sublease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the Rent and other amounts from Tenant on those days; or

(c) commence one or more suits or suits for the recovery of the Rent and other amounts and damages set forth in this Paragraph 13 may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date on which the Term of this Lease expires. Each right and remedy in this Lease will be cumulative and will be in addition to every other right or remedy in this Lease or existing at law or in equity or by statute or otherwise, including without limitation suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any right or remedy will not preclude the simultaneous or later exercise by Landlord of any other rights or remedies. All rights and remedies are cumulative and nonexclusive.

13.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder.

13.4 Interest. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due shall bear interest from the date when due. The interest (“Interest”) charged shall be equal to twelve percent (12%) per annum, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.3 above.

13.5 Breach by Landlord. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and any Lender whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the Premises, or more than thirty-five percent (35%) of the parking is taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not timely terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages. In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation to the extent of any proceeds actually received by Landlord.

15. BROKERS.

15.1 Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with this Lease, and that no one is entitled to any commission or finder’s fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16. ESTOPPEL CERTIFICATES.

(a) Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement certifying, if applicable, that Tenant is in possession of the Premises; this Lease is in full force and effect; this Lease is unmodified (or if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); Tenant claims no present charge, lien, or claim of offset against Rent; there is no existing default by reason of some act or omission by Landlord; and such other additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party, or Landlord’s Lender, if any (“Estoppel Certificate”).

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten (10) day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) this Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Landlord is the Requesting Party, not more than one (1) month’s Base Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant’s financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth

17. LIABILITY FOR SECURITY DEPOSIT. In the event of a transfer of the Landlord’s interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, if any, Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the same.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant on behalf of itself and all successors and assigns of Tenant, covenants and agrees that, notwithstanding anything to the contrary and notwithstanding any applicable law to the contrary:

(a) the liability of Landlord under this Lease (including any liability for any actual or alleged failure, breach or default by Landlord under this Lease and/or negligence of Landlord hereunder) and any recourse against Landlord shall be limited solely to Landlord’s and its affiliates’ collective interest in the Project and the sale and insurance proceeds related thereto (and not any other assets of Landlord); and

(b) no director, officer, shareholder, employee, adviser or agent of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease, and Tenant shall not seek recourse against any such person or against any of their personal assets for satisfaction of any liability with respect to this Lease; and

(c) Landlord and the Landlord Parties shall not be responsible or liable for any indirect, incidental, special, consequential or punitive damages in connection with this Lease, including, without limitation, on account of lost profits or the interruption of Tenant’s business.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; COUNTERPARTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

23. NOTICES.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted below shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.

Landlord:	Triumph 1450 LLC 9605 Kingston Court, Suite 160 Englewood, Colorado 80112 Attention: Paul J. Ruff

with a copy to:	__________________________________
__________________________________
__________________________________
Attn: _____________________________

Tenant:	GlobeImmune, Inc. 1450 Infinite Drive Louisville, CO 80027 Attention: Grant Wiemers

with a copy to:	Cooley Godward LLP One Maritime Plaza 20th Floor San Francisco, CA 94111-3580 Attn: Helen Sedwick

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday or after 5:00 p.m. local time of the recipient, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. RECORDING OF MEMORANDUM. The Parties shall execute and record a memorandum of this Lease in the form attached hereto as Exhibit H.

26. NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over with Landlord’s express consent, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Tenant agrees to indemnify, defend and hold harmless Landlord and the Landlord Parties from and against any Claim arising out of such holding over. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

30.1 Subordination. This Lease granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof; provided, however that so long as there is no Breach or Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by Landlord’s Lender. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender” or “Landlord’s Lender”) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Lender may elect to have this Lease superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be bound by prepayment of more than one (1) month’s Base Rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Landlord concurrently with or after the execution of this Lease, Tenant’s subordination of this Lease and/or attornment shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from Landlord’s Lender which Non-Disturbance Agreement provides that Tenant’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach or Default hereunder and attorns to the record owner of the Premises. Tenant agrees, from time to time during the Term of this Lease, upon demand to execute, acknowledge and deliver such other instruments, confirming such subordination, and such instruments of attornment as shall be requested by any Landlord’s Lender.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS’ FEES. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LANDLORD’S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency and for regularly scheduled janitorial services, and otherwise at reasonable times and upon at least twenty-four (24) hours’ prior notice to Tenant for the purpose of showing the same to prospective purchasers, lenders, or subtenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary. All such activities shall be without abatement of rent or liability to Tenant. Landlord may at any time place on the Premises any ordinary “For Sale” signs and Landlord may during the last twelve (12) months of the term hereof place on the Premises any ordinary “For Lease” signs.

33. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord’s prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Tenant shall not place any sign in, on or about the Premises, the Building or the Project without Landlord’s prior written consent, which consent Landlord may withhold in its sole discretion; provided, however, Landlord hereby agrees that Tenant shall have the right to use its proportionate share (with all subtenants of the Building) of the monument located in front of the Building. All signage of Tenant (including any monument signage) shall, at Tenant’s sole cost and expense, (a) be installed, maintained, repaired and removed by Tenant, and (b) at all times comply with all Applicable Requirements. At expiration or earlier termination of this Lease, Tenant shall remove all signs installed by Tenant and repair all damage caused by the removal of such signs.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies or sub-subtenancies. Landlord’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37. QUIET POSSESSION. Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

38. PARKING. Tenant shall have the right to use without charge, on a unassigned, non-exclusive basis, eighty-two (82) parking spaces in the parking areas designated at the Building. The use of such parking spaces shall be subject to, and is conditioned upon, compliance by Tenant with all rules and regulations governing such parking areas promulgated by Landlord from time to time (and Tenant shall cause all of Tenant’s employees, agents, contractors and invitees that park therein to comply with the same). Tenant acknowledges that Landlord reserves the right, in its sole discretion, to designate any of the parking spaces at the Building as exclusive spaces; in which event and after Landlord has notified Tenant in writing thereof, then Tenant shall cause its employees, agents, contractors and invitees not to park in such exclusive spaces.

39. RESERVATIONS. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements (including reciprocal easements affecting the Premises and other buildings within the Project), rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of or access to the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions, and to abide by the terms of any such restrictions and/or agreements.

40. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

41. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Tenant shall deliver to Landlord satisfactory evidence of such authority.

42. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

43. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to sublease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

44. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

45. MULTIPLE PARTIES. If more than one person or entity is named herein as either Landlord or Tenant, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

46. UNAVOIDABLE DELAYS. If the performance of Landlord of any act required herein, including, without limitation, the design, planning, permitting, construction and completion of the Initial Improvements, is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, epidemics, freight embargoes, unavailability of materials and supplies, development moratoriums imposed by any governmental authority, or other causes beyond the reasonable control of Landlord, Landlord shall be excused from performing that obligation for the period equal to the period of prevention or delay.

47. [INTENTIONALLY OMITTED].

48. FINANCIAL INFORMATION. Tenant shall furnish Landlord with true and complete copies of Tenant’s most recent audited annual financial statements within ninety (90) days of the end of each fiscal year of Tenant during the Term. Moreover, Tenant shall furnish Landlord from time to time with such other financial information regarding Tenant as reasonably requested by Landlord if such financial information is requested by Landlord’s Lender or potential Lender.

49. INTERPRETATION. Neither Party hereto nor their respective attorneys shall be deemed the drafter of this Lease for purposes of interpreting or construing any of the provisions of this Lease in any judicial proceeding which may hereafter arise between the Parties or their respective assigns or successors-in-interest. This Lease shall be interpreted in accordance with the fair meaning thereof, and not strictly for or against any Party hereto. Tenant acknowledges that it has read this Lease in its entirety and has had the opportunity to freely negotiate any or all of the terms hereof before executing the same.

50. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations attached hereto as Exhibit F with respect to the Building (including the Common Areas) and the Project, as the same may be amended, modified and supplemented by Landlord from time to time (the “Rules”). Landlord shall have the right at all times to amend, modify and/or supplement the Rules in any manner as Landlord may deem advisable in its sole discretion; provided, that Landlord will provide Tenant with all amendments, modifications and supplements to the Rules. Landlord shall not be responsible to Tenant for the non-compliance by any other subtenant or occupant of the Building or the Project with any of the Rules. In the event of any conflict between any Rule and any provision contained in this Lease, the provision contained in this Lease shall control.

51. CONFIDENTIALITY. [Intentionally Omitted].

52. RIGHT OF FIRST REFUSAL.

52.1 Right of First Refusal. Tenant shall have a right of first refusal on First Refusal Space (as defined below) during the period beginning on the Commencement Date and expiring twelve (12) months prior to the Expiration Date subject to the terms and conditions set forth in this Paragraph 52 (the “Right of First Refusal”). As used herein, “First Refusal Space” shall mean the space constituting approximately 10,476 RSF in Section E1 of the Building, as depicted on Exhibit G hereto. Landlord shall provide written notice to Tenant (the “First Refusal Notice”) of any bona fide offer to lease the First Refusal Space or any portion thereof that Landlord receives during the Term of this Lease and which Landlord is willing to accept (an “Offer”). Tenant shall have fifteen (15) days following Landlord’s delivery of Landlord’s notice to exercise its Right of First Refusal by providing Landlord with an irrevocable written notice (“Election Notice”) that Tenant elects to lease all of the First Refusal Space described in the Offer on the same terms and conditions as set forth in the Offer (and Tenant shall not be permitted to lease less than all of the First Refusal Space described in the Offer). In the event that Landlord does not receive Tenant’s Election Notice within fifteen (15) days after Landlord’s delivery of the First Refusal Notice, then Tenant shall be deemed to have declined to exercise its Right of First Refusal with respect thereto and Landlord shall be free to lease the space described in the Offer to any third party on the terms and conditions contained in the Offer or such other economic terms and conditions that (taken as a whole) are not less favorable (to a subtenant) by more than ten percent (10%).

52.2 Terms and Conditions. In the event Tenant duly and timely delivers its Election Notice to Landlord, such exercise shall thereby create and constitute a binding lease of the First Refusal Space by and to Tenant, subject to Landlord’s termination right pursuant to Paragraph 52.3 below, upon and subject to the same terms and conditions contained in this Lease except as follows: (i) Tenant shall accept the First Refusal Space in its then “As-built” and “AS IS” condition without any obligation of Landlord to repaint, remodel, improve or alter the First Refusal Space for Tenant’s occupancy or to provide Tenant any allowance therefor; (ii) the term of Tenant’s lease of the First Refusal Space, and obligation to pay Rent therefor, shall commence on such delivery date and continue for the remaining Term; (iii) upon such delivery, the First Refusal Space shall be part of the Premises under this Lease, such that the term “Premises” in this Lease thereafter shall refer to the space then leased immediately prior to such delivery, plus the First Refusal Space; and (iv) as otherwise expressly provided in this Paragraph 52.

52.3 Termination of Right of First Refusal. Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to the commencement of the term as to the First Refusal Space, to terminate all of the provisions of this Paragraph 52, whereupon all rights of Tenant pursuant to the Right of First Refusal shall terminate and shall be of no further force and effect:

(a) Tenant’s failure to timely exercise the Right of First Refusal in strict accordance with this Paragraph 52.

(b) The existence at either (i) the time of exercise of the Right of First Refusal, or (ii) the commencement of the term of the First Refusal Space, of a Default or Breach on the part of Tenant under this Lease.

(c) Tenant is not, immediately prior to exercise of the Right of First Refusal, in occupancy of at least ninety percent (90%) of the Premises then leased to Tenant.

(d) This Right of First Refusal is personal to Tenant and shall not be transferable or assignable, by operation of law or otherwise, voluntarily or involuntarily, to any assignee of this Lease, or sublessee of all or any part of the Premises, or any other person or entity other than a Permitted Transferee. Time shall be of the essence with respect to all of the provisions of this Paragraph 52.

53. OPTION TO EXTEND.

53.1 Grant of Option to Extend. Landlord hereby grants to Tenant an option to extend (“Option to Extend”) for a period of three (3) years after the Expiration Date (“Option Term”), subject to all of the provisions of this Lease except that: (i) Base Rent shall be adjusted in accordance with Paragraph 53.2 below; and (ii) Tenant shall not be permitted to extend the Term beyond the Option Term (except as provided in Paragraph 47.3 above). Tenant may exercise the Option to Extend if and only if (A) Tenant is not then in Default or in Breach, and (B) Landlord receives from Tenant an irrevocable written notice exercising the Option to Extend at least nine (9) months, but not sooner than twelve (12) months, before the Expiration Date. If Tenant commits a Default during the period after the exercise of the Option to Extend but prior to the commencement date of the Option Term, and fails to cure such Default within the applicable cure period (but no later than the day immediately prior to the commencement of the Option Term if earlier), then in Landlord’s sole discretion, Landlord may treat Tenant’s election to exercise the Option to Extend as ineffective, in which event this Lease shall expire on the Expiration Date as if Tenant had not given such notice.

53.2 Fair Market Rental Value. The Base Rent for the first (1st) year of the Option Term shall be the then Fair Market Rental Value (as defined below) for comparable space in the Building and in comparable buildings in Boulder and Broomfield Counties, Colorado (“Comparable Buildings”). Base Rent for the second (2nd) and third (3rd) year of the Option Term shall be increased, on the anniversary of the commencement date of the Option Term, by three percent (3%) over the Base Rent for the prior twelve (12) month period. As used in this Lease, “Fair Market Rental Value” shall mean one hundred percent (100%) of the rental rate per rental square foot agreed to be paid by tenants for comparable space in the Building and in Comparable Buildings for comparable terms, in non-sublease, non-affiliated, arms-length transactions within the prior ninety (90) day period, with appropriate adjustments for the condition of the premises, length of lease, age and amenities of Comparable Buildings, any tenant improvement allowances and other tenant concessions, and the type of lease, tenant and use.

53.3 Negotiation Period. Within ten (10) business days after receipt of Tenant’s written notice of its election to exercise the Option to Extend, Landlord shall inform Tenant of the Fair Market Rental Value applicable for the Option Term. Within ten (10) days after Tenant’s receipt of Landlord’s determination of Fair Market Rental Value, Tenant shall either (a) accept Landlord’s statement of Fair Market Rental Value as the initial Base Rent for the Option Term, or (b) notify Landlord in writing that Tenant elects to negotiate with Landlord for a period of thirty (30) days (the “Negotiation Period”) in order to reach a mutually agreeable determination of the initial Base Rent for the Option Term. Failure on the part of Tenant to notify Landlord in writing that Tenant elects to negotiate the initial Base Rent for the Option Term within such ten (10) day period shall constitute acceptance of the initial Base Rent for the Option Term as calculated by Landlord.

53.4 Election for Appraisal. In the event that the Parties fail to mutually determine the initial Base Rent for the Option Term, Tenant may elect, by written notice to Landlord prior to the expiration of the Negotiation Period, that the Fair Market Rental Value be determined pursuant to the appraisal process set forth in Paragraph 53.5 below (the “Appraisal”). Failure on the part of Tenant to elect such Appraisal process by the end of the Negotiation Period shall constitute acceptance of the initial Base Rent for the Option Term as calculated by Landlord. If Tenant elects to determinate the Fair Market Rental Value pursuant to the Appraisal process, the Appraisal shall be concluded within forty-five (45) days after the date of Tenant’s election, subject to extension for an additional fifteen (15) day period if a third (3rd) appraiser is required and does not act in a timely manner. To the extent that the Appraisal has not been completed prior to the expiration of any preceding period for which Base Rent has been determined, Tenant shall pay Base Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by such Appraisal.

53.5 Appraisal Procedure. In the event that Tenant elects to determine the Fair Market Rental Value pursuant to an Appraisal process, the Appraisal shall be conducted as follows:

(a) Tenant shall make a demand for an Appraisal in writing in accordance with Paragraph 53.4 above, wherein Tenant shall specify the name and address of the person to act as the appraiser on its behalf. The appraiser shall be either (A) qualified as a real estate appraiser (and shall be a member of the American Institute of Real Estate Appraisers (MAI) or any comparable successor organization), or (B) a licensed real estate broker, in either case with at least ten (10) years professional experience in appraising or leasing (as applicable) commercial properties in Boulder and Broomfield Counties, Colorado. Failure on the part of Tenant to make a proper appointment in a timely manner for such Appraisal shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for such Appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as the appraiser on its behalf who shall be similarly qualified.

(b) In the event that two (2) appraisers are chosen pursuant to Paragraph 53.5(a) above, the appraisers so chosen shall, within fifteen (15) days after the second appraiser is appointed, determine the Fair Market Rental Value. If the two (2) appraisers are unable to agree upon a determination of Fair Market Rental Value within such fifteen (15) day period, they, themselves, shall appoint a third (3rd) appraiser, who shall be a competent and impartial person with qualifications the same as required of the first two (2) appraisers pursuant to Paragraph 53.5(a) above. In the event they are unable to agree upon such appointment within seven (7) days after expiration of said fifteen (15) day period, the third (3rd) appraiser shall be selected by the Parties themselves, if they can agree thereon, within a further period of ten (10) days. If the Parties do not so agree, then either Party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Superior Court in and for the County of Boulder, Colorado, acting in his private and not in his official capacity, and the other Party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment.

(c) Where the Fair Market Rental Value cannot be resolved by agreement between the two (2) appraisers selected by Landlord and Tenant or settlement between the Parties during the course of the Appraisal process, the Fair Market Rental Value shall be determined by the three appraisers within fifteen (15) days of the appointment of the third (3rd) appraiser in accordance with the following procedure: The appraiser selected by each of the Parties shall state in writing his or her determination of the Fair Market Rental Value supported by the reasons therefor with counterpart copies to each Party. The appraisers shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third (3rd) appraiser shall be to select which of the two (2) proposed resolutions more closely approximates his or her determination of the Fair Market Rental Value. The third (3rd) appraiser shall have no right to propose a middle ground or any modification of either of the two (2) proposed resolutions. The resolution he or she chooses as more closely approximating his or her determination shall constitute the decision of the appraisers and be final and binding upon the Parties.

(d) In the event of a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by him or her, but in the case of the third (3rd) appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third (3rd) appraiser. Any decision in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur shall be binding and conclusive upon the Parties. Each Party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the third (3rd) appraiser, if any.

53.6 Fees for Appraisal. To the extent that the Appraisal has not been completed prior to the Expiration Date, Tenant shall pay Base Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined.

53.7 No Transfer of Option to Extend. The Option to Extend granted to Tenant is personal to Tenant and shall not be transferable or assignable, by operation of law or otherwise, voluntarily or involuntarily, to any assignee of this Lease, or sublessee of all or any part of the Premises, or any other person or entity other than a Permitted Transferee. Time shall be of the essence with respect to all of the provisions of this Paragraph 53.

IN WITNESS WHEREOF, the Parties have executed this Lease as of the date first hereinabove written.

LANDLORD:

TRIUMPH 1450 LLC, a Colorado limited liability company

By:	/s/ Ronald D. Boraks
Name:	RONALD D. BORAKS
Its:	MANAGER

TENANT:

GLOBEIMMUNE, INC., a Delaware corporation

By:	/s/Timothy C. Rodell
Name:	Timothy C. Rodell
Its:	CEO

EXHIBIT A

DEPICTION OF PREMISES

OFFICE SPACE 18,658 RSF

L2 16,127 RSF

L3 5,715 RSF

EXHIBIT B

RELEASE

I,                         (print name), hereby acknowledge that I, as an employee of                         (insert name of employer), have voluntarily chosen to make use of some or all of the sports or fitness facilities, including without limitation, the outdoor basketball and volleyball courts (collectively, the “Facilities”) made available by Triumph 1450 LLC (“Landlord”) and located on the property at 1450 Infinite Drive, Louisville, Colorado.

I ACKNOWLEDGE THAT THE FACILITIES ARE NOT SUPERVISED, ARE USED BY OTHERS, AND THAT THEIR USE MAY BE A HAZARDOUS ACTIVITY. I AM VOLUNTARILY USING THE FACILITIES OFFERED BY LANDLORD, WITH KNOWLEDGE OF THE DANGER INVOLVED AND HEREBY AGREE TO ASSUME ANY AND ALL RISKS OF DAMAGE, INJURY AND DEATH ARISING OUT OF MY USE OF THE FACILITIES.

PLEASE INITIAL:

As a lawful consideration for being permitted by Landlord to make use of the Facilities, I hereby agree that I, my heirs, distributes, guardians, legal representatives and assigns will not make a claim against, sue, attach the property of, or prosecute, Landlord and its shareholders, directors, officers, employees, agents, subsidiaries, affiliates, successors or assigns (individually, a “Landlord Party” and collectively, the “Landlord Parties”) for any damages, losses, liabilities, judgments, claims, causes of action, demands, expenses, costs, fines, penalties and attorneys’ fees (collectively, “Claims”) resulting from or in connection with (i) the Facilities, (ii) the undersigned’s use of the Facilities, or (iii) any act or omission of any Landlord Party with respect the Facilities or the undersigned’s use thereof. I hereby release each and every Landlord Party from all Claims that I, my heirs, distributes, guardians, legal representatives, or assigns now have or may hereafter have, with respect to (1) the Facilities, (2) the undersigned’s use of the Facilities, or (3) any act or omission of any Landlord Party with respect the Facilities or the undersigned’s use thereof.

I HAVE CAREFULLY READ THIS AGREEMENT AND FULLY UNDERSTAND ITS CONTENTS, I AM AWARE THAT THIS IS A RELEASE OF LIABILITY AND A CONTRACT BETWEEN MYSELF AND LANDLORD. I SIGN THIS AGREEMENT ON MY OWN FREE WILL.

By:		Date:
(signature)

	(printed name)		(print name of employer)

EXHIBIT C

LIST AND QUANTITIES OF HAZARDOUS SUBSTANCES

Chemical Name	Manufacturer	NFPA Rating				Classification	Location	MSDS	Qty
		H	F	I	other
1,2-ETHANEDITHIOL	Aldrich Chemicals	2	2	0			217 Flammable	x	100mL

100 bp molecular ruler							217 Refrigerator	x	50mg

10x Minimum Essential Medium	Gibco					Mild Irritant	214 Refrigerator	x	500mL

12% Bis-Tris Gel	Invitrogen					Mild Irritant	219 Refigerator	x	50 Gels

2,2’-AZINO-BIS(3-ETHYLBENZTHIAZOLINE-6- SULFONIC ACID)	Sigma	0	0	0		NA	217 Ambient	x	4g

2-Mercaptoethanol	Bio-Rad	2	2	2	2	Toxic	214 Ambient	x	50mL

2-Mercaptoethanol	Bio-Rad	2	2	2	2	Toxic	217 Flammable	x	25mL

2-Mercaptoethanol	Sigma	2	2	2	2	Toxic	217 Ambient	x	100mL

2-Mercaptoethanol	Sigma	2	2	2	2	Toxic	217 Flammable	x	100mL

2-Nitrobenzoic Acid	Sigma	2	2	2	2		217 Ambient	x	10g

3- Amino 9-Ethel Carbazole	Sigma	1	0	0		Irritant	217		10g

400mL TSB	PML					NA	155 Ambient	na	10L

5- Sulfosalicylic Acid Dihydrate, Min + 99%	Sigma	1	1	0			217		500g

50% Glycerine solution	TekNova						217 Refrigerator	x	250mL

5-Aminosalicylic Acid	Sigma	2	1	0		Corrosive	217 Ambient	x	25g

5-Bromo-2’ Deoxyuridine	Sigma	1	1	0		Harmful	214 Freezer	x	25mL

5-Bromo-4-Chloro-3-Indolyl-beta-D- Galactopyranoside	CabioChem					Irritant	214 Freezer	x	100mg

Acetone	VWR	1	3	0			217 Flammable	x	2L

Acetonitrile	Sigma	2	3	0		Flammable, Toxic	217 Refrigerator	x	500mL

Acetylsalicylic Acid	Sigma	2	0	0		Irritant	217		100g

Acridine Orange	Sigma					N/A	217 Ambient	x	1g

Acrylamide	Biorad	2	2	2			217		150g

Acrylamide / Bis	Bio-Rad	2	2	2			217		150g

Adenine	Sigma					N/A	155 Ambient	x	500g

Adenine	Sigma					N/A	217 Ambient	x	30g

Adenine	Research Organics					N/A	219 Ambient	x	1200g

Adenine Hydrochloride	Sigma					N/A	219	x	500g

Agarose	Cambrex	2	1	1		Avoid WATER	217		25g

Agarose Ultra Pure	Invitrogen	2	1	1			217	x	1kg

Albumin Standard	Pierce					NA	155 Ambient	X	10mL

Alcian Blue 8GX	Sigma					N/A	217 Ambient	x	10g

Alcohol Gel	AlcoScrub	2	3	0		Flammable	210 Flammable	x	4L

Alcohol Gel	AlcoScrub	2	3	0		Flammable	219 Flammable	x	16oz

Alcohol Prep Isopropyl Alcohol 70%	NovaPlus	1	3	0		Flammable	214 Ambient	x	5L

Alcohol-Anhydrous (Ethanol Distilled in Glass)	Shelton Scientific	0	3	0		Flammable	210 Flammable	x	500mL

ALCONOX Detergent Powder	AlcoNox	0	0	0			210 Ambient	x	1500 g

ALCONOX Detergent Powder	AlcoNox	0	0	0			219 Ambient	x	1 carton

AlphaSat	TexWipe	1	3	0		Flammable	210 Flammable	x	50 wipes

Aluminum Hydroxide Gel	Sigma	2	0	0		Irritant	217	x	250 mL

Ammonia		3	0	0			217 Flammable		1L

Ammonium Chloride	Sigma	2	0	0		Irritant	217 Ambient	x	500g

Ammonium Hydroxide		3	1	2		Harmful	219		5L

Ammonium Persulfate	Bio-Rad	2	0	3	3	strong oxidizer	217 Ambient	x	10g

Ammonium Persulfate	Fisher	2	0	3	3	Flammable, Oxidizer	217 Ambient	x	25g

Ammonium Sulfate	Mallinckrodt	3	0	0		Harmful	219		14.5kg

Anhydrous Calcium Sulphate	Drierite					Irritant	217		10Lbs

Antibiotic- Antimycotic	Gibco					Mild Irritant	214 Freezer	x	200mL

Antifoam 289	Sigma					Harmful	219		100mL

Antioxidant	Invitrogen				irritant	155 Refrigerator	x	20mL

Antioxidant	Invitrogen				irritant	217 Refrigerator	x	5mL

Antioxidant	Invitrogen				irritant	219 Refrigerator	x	50mL

ASCA 1gG ELISA Plate	INOVA					214 Refrigerator	NA	2mL

ASCA 1gG High Positive	INOVA					214 Refrigerator	NA	2.4mL

ASCA 1gG Low Positive	INOVA					214 Refrigerator	NA	2.4mL

Aspergillus Niger					Irritant	155 Refrigerator	x	5mL

Aurintricarboxylic Acid	Sigma	1	1	0	Toxic	217 Ambient	x	5g

Azocoll	Sigma				Irritant	217		1g

Bacto Agar	BD				N/A	219 Ambient	x	500g

Bacto Agar	Difco	0	0	0	N/A	217 Ambient	x	500g

Bacto Peptone	BD				N/A	219 Ambient	x	1500g

Bacto Peptone	Difco	0	0	0	N/A	155 Ambient	x	1000mL

Bacto Peptone	Difco	0	0	0	N/A	217 Ambient	x	500g

Bacto Tryptone	BD				N/A	219 Ambient	x	500g

Bacto Tryptone	Difco	0	0	0	N/A	217 Ambient	x	500g

Bacto Yeast Extract	BD				N/A	155	x	500g

Bacto Yeast Nitrogen Base w/o Amino Acids	BD				N/A	155 Ambient	x	500g

BCA Protein Assay Reagent Kit	Pierce				Toxic	217 Ambient	X	1 kit

BetaPlate Scint	Wallac Oy				Skin and Eye Irritant	214	x	10L

Blue Dextran	Sigma				N/A	217 Ambient	x	1g

Boric Acid	Fisher	2	0	0		217 Ambient	x	1kg

Brefeldin A From Penicillium Brefeldianum	sigma	2	0	0	Toxic	217 Refrigerator	x	5mg

Brilliant Blue R	Sigma	1	0	0		217 Ambient	x	25g

Bromcresol Purple	Sigma	1	0	0		217 Ambient	x	5g

Bromphenol Blue	Sigma	1	0	0	Irritant	155 Ambient	x	20mL

Bromphenol Blue	Sigma	1	0	0	Irritant	217 Ambient	x	10g

BSA, Fraction V	OmniPur					Irritant	155 Refrigerator	X	10mL

BSA, Fraction V	OmniPur					Irritant	217 Refrigerator	X	2.1kg

Buffer P1 Resuspension buffer 70mL	Qiagen					NA	214 Refrigerator	x	70mL

Buffer Solution (Biphthalte) pH4 (Color Coded Red)	J.T. Baker	0	0	0	1	Irritant	155 Ambient	x	500mL

Buffer Solution (Biphthalte) pH4 (Color Coded Red)	J.T. Baker	0	0	0	1	Irritant	217 Ambient	x	500mL

Buffer Solution (Biphthalte) pH4 (Color Coded Red)	J.T. Baker	0	0	0	1	Irritant	219 Ambient	x	200mL

Buffer Solution (Borate) pH10 (Color Coded Blue)	J.T. Baker	2	0	0	3	Corrosive	155 Ambient	x	500mL

Buffer Solution (Borate) pH10 (Color Coded Blue)	J.T. Baker	2	0	0	3	Corrosive	217 Ambient	x	500mL

Buffer solution (phosphate) pH7 (Color Coded Yellow)	J.T. Baker	0	0	0	1	Irritant	155 Ambient	x	500mL

Buffer solution (phosphate) pH7 (Color Coded Yellow)	J.T. Baker	0	0	0	1	Irritant	217 Ambient	x	500mL

Buffer solution (phosphate) pH7 (Color Coded Yellow)	J.T. Baker	0	0	0	1	Irritant	219 Ambient	x	200mL

Buffer solution blue pH 10.00	EMD	2	0	0	3	Corrosive	219 Ambient	x	200mL

Buffer Solution for YSI	YSI	2	0	0			219		96g

Buffer TE Endotoxin-Free TE Buffer	Qiagen					NA	155 Ambient	x	1L

Calcium Chloride	Gibco	1	2	0	3	Irritant	219 Ambient	x	1g

Calcium Chloride	JT Baker	1	2	0	3	Irritant	219 Ambient	x	1kg

Calcium Chloride Dihydrate 98+%	Aldrich Chemicals	1	2	0	3	Irritant	217 Ambient	x	500g

Candida Albicans skin test Antigen	Allermed Laboratories Inc.					N/A	155 Refrigerator	x	1mL

Cell Separation Cocktails	Cell Separation Cocktails					NA	214 Refrigerator	MIN	30mL

Cell tracker (orange)	Molecular Probes					NA	214 Refrigerator	x	20mL

Cellgro		0	0	0	N/A	217 Refrigerator		20mL

Cell-Mediated Cytotoxicity Kit	Molecular Probes				NA	214	x	1 kit

Cesium Chloride	Sigma	0	0	0		217 Ambient	x	500g

CHAPS, Sigma Ultra 98%+ (TLC)	Sigma	1	0	0	Irritant	217		1g

Chemiluminescence Reagent	Western Lightning				N/A	155 Refrigerator	MIN	500mL

Chemiluminescence Reagent	Western Lightning				N/A	219 Ambient	x	1kg

Chloroform	OmniPur	2	0	0		217 Flammable		1L

CIP 100 Detergent		3	0	1	Caustic	219		1 gal

Citric Acid Monohydrate	Fisher	3	1	0		217 Ambient	x	500g

c-K-Ras (Ab-1), Rat (Mouse) monoclonal	Oncogene				NA	155 Refigerator	x	5mL

Clear Bath Algecide	VWR				Flammable	214 Ambient	x	8 oz

Clorox Bleach	Clorox				Caustic	210 Ambient	x	4L

Clorox Bleach					Caustic	219		3 Gal

CM Glucose Plates Minus- HIS	TekNova				N/A	155 Refrigerator	x	20 Plates

CM Glucose Plates Minus- HIS	TekNova				N/A	217 Refrigerator	x	3 sleeves

CM Glucose Plates Minus- LEU	TekNova				N/A	155 Refrigerator	x	20 Plates

CM Glucose Plates Minus- LEU	TekNova				N/A	217 Refrigerator	x	60 Plates

CM Glucose Plates Minus- TRP	TekNova				N/A	155 Refrigerator	x	20 Plates

CM Glucose Plates Minus- TRP	TekNova				N/A	217 Refrigerator	x	60 Plates

CM Glucose Plates Minus URA	TekNova				N/A	155 Refrigerator	x	20 Plates

CM Glucose Plates Minus- Uracil	TekNova				N/A	155 Refrigerator	x	20 Plates

Columbia CNA w/ 5% sheep blood	PML				NA	155 Refrigerator	NA	20 Plates

Complete protease tablets					na	155 Refrigerator		1 Box

Concanavalin A	Sigma	3	0	0	Harmful	217 Refrigerator		10mL

Coomassie Brilliant Blue R-250	UltraPure	1	0	0		217 Ambient	x	10g

Crystal Violet, ACS Reagent	Sigma	2	0	0	Carcinogen	155 Ambient	x	250mL

Crystal Violet, ACS Reagent	Sigma	2	0	0		Carcinogen	217 Ambient	x	50g

Cupric Standard	Ion Plus	2	0	0	2	Toxic	155 Ambient	na	250mL

Cupric Standard	EMD	2	0	0	2	Toxic	219 Ambient	na	1kg

Cupric Sulfate	Sigma	2	0	0	2	Toxic	217 Ambient	x	250g

Cupric Sulfate Granular	EM Science	2	0	0	2		210 Ambient	x	1000 g

Cytofix/ Cytoperm	BD					N/A	214 Refrigerator	x	250mL

Cytofix/ Cytoperm	BD					N/A	217 Refrigerator	x	1L

Cytofix/ Cytoperm	BD						219 Ambient	x	200g

D optimum results, electrode filling solution	Ion Plus						155 Ambient	MIN	500mL

D(+) Galactose	Sigma	0	0	0		N/A	217 Ambient	X	100g

D(+)- Glucose monohydrate	EM Science					Irritant	155 Ambient	x	500g

D(+)- Glucose monohydrate	EM Science					Irritant	219 Ambient	x	500g

D(+) Glucose Monohydrate for Microbiology	EMD Chemicals	0	0	0			155 Ambient	x	500g

D(+)- Raffinose	Sigma	0	0	0		N/A	217 Ambient	x	25g

D-(+) Raffinose (pentahydrate)	Sigma	0	0	0		N/A	217 Ambient	x	25g

D(+)-TREHALOSE DIHYDRATE	Sigma	1	1	0		Irritant	219	x	10g

Deoxycholic Acid	Sigma	2	0	0		Irritant	217 Ambient	x	25g

DEPC water, sterile nuclease free	OmniPur					NA	155 Ambient	NR	50mL

DEPC water, sterile nuclease free	OmniPur					NA	217 Ambient	NR	3L

Dextran Sulphate	Pharmacia					irritant	217 Ambient	X	200g

Dextran T500	Pharmacia					irritant	217 Ambient	MIN	100g

Dextrose, Anhydrous	J.T. Baker						219	x	36kg

Difco Yeast Nitrogen Base w/o Amino Acids	BD						210 Ambient	x	1400g

DIG Northern kit	Roach						217		1 kit

Dimethyl Sulfoxide	Mallinckrodt	2	2	2	3	Combustible Liquid	217 Flammable	x	20mL

Dimethyl Sulfoxide	Sigma	2	2	2	3	Combustible Liquid	217 Chemical Hood	x	500mL

Dimethyl Sulphoxide	Sigma	2	2	2	3	Combustable Liquid	217 Ambient	x	500mL

Disperse Blue 3	Invitrogen						214 Freezer	na	1mL

Dithiothreitol	Invitrogen	2	1	0			217	x	100g

Dneasy tissue kit	Qiagen	2	0	0		toxic	217		1 box

D-Sorbital	Sigma	0	0	0		N/A	217		5kg

DTT	Fluka					na	217 Refrigerator		10mL

Dulbecco’s Modified Eagle Medium	Gibco					Mild Irritant	214 Refrigerator	x	6x0.5L

Dulbecco’s Modified Eagle Medium	Invitrogen					NA	217 Refrigerator	x	18X500mL

Dulbecco’s Phosphate Buffered Saline	Gibco					NA	155 Ambient	x	500g

Dulbecco’s Phosphate Buffered Saline	Gibco					NA	155 Refrigerator	x	1L

Dulbecco’s Phosphate Buffered Saline	Gibco					NA	210 Ambient	x	2L

Dulbecco’s Phosphate Buffered Saline	Gibco					NA	214 Refrigerator	x	12X0.5L

Dulbecco’s Phosphate Buffered Saline(Powder)	Gibco					NA	219 Ambient	x	8L

Dulbecco’s Phosphate-buffered saline	Gibco					NA	217 Ambient	x	96g

EDTA	Sigma	1	1	0	3	Irritant	155 Ambient	x	100g

EDTA	Sigma	1	1	0	3	Irritant	217 Ambient	x	500g

EDTA	Sigma	1	1	0	3	Irritant	219 Ambient	x	100mL

Effectene Transfection Reagent (1.0 mL)	Qiagen					NA	217 Refigerator	x	1mL

ELISA Negative Control	INOVA						214 Refrigerator	na	2.4mL

Endo free maxi-prep	Qiagen						217		1 box

Ethidium Bromide	Fisher	4	1	1		Mutagen	217 Ambient	x	1g

Ethidium Bromide Tablets	Sigma	4	1	1			217 Ambient	x	10 tablets

Ethyl Alcohol	Nalgene	0	3	0			155 Flammable	x	4 Gal

Ethyl Alcohol	Nalgene	0	3	0			210 Flammable	x	500mL

Ethyl Alcohol	Mallinckrodt	0	3	0		Flammable	155 Flammable	x	5L

Ethyl Alcohol completely denatured		0	3	0			155 Flammable	x	500mL

Ethyl Alcohol USP	Aaper	0	3	0			210 Flammable	x	250mL

Ethyl Alcohol USP, Absolute- 200 proof	Aaper	0	3	0			219 Flammable	x	2L

Ethylene Glycol	Sigma	1	1	0			217 Ambient	x	50g

Fantastik Heavy Duty Cleaner	SC Johnson	1	0	0			210 Ambient	x	2 bottles

Fantastik Heavy Duty Cleaner	SC Johnson	1	0	0			214 Ambient	x	1L

Fetal Bovine Serum	HyClone					NA	214 Freezer	x	24X0.5L

Ficoll	Sigma	0	0	0		N/A	217 Ambient	x	25g

Ficoll 400	Pharmacia					NA	217 Ambient	x	500g

FITC-conjugated mouse	BD						214 Refrigerator	MIN	10mL

Formilin	VWR	2	2	0			217 Flammable		2L

Frozen -EZ Yeast Transformation II	Zymo Research						217 Refrigerator	NA	2 kits

FUN 1 Cell Stain	Molecular Probes					NA	217 Freezer	NR	100mL

Fungizone Amphotericin B	Gibco					NA	214 Freezer	x	200mL

Gel extraction kit	Qiagen	2	0	0			217		2 boxes

Gelatin	Sigma					Irritant	217 Ambient	x	100g

Gentamicin Reagent Solution	Gibco					Irritant	214 Refrigerator	x	10mL

Glasgow Minimum Essential Medium	Gibco					NA	217 Refrigerator	x	6X0.5L

Glass & Plastic Cleaner 100	TexWipe					NA	210 Ambient	NA	1L

Gliadin	Sigma	3	0	0			217		10g

Glucose Sltn	Sigma					NA	219		200mL

Glucose Sltn for YSI	YSI					NA	219		3L

Glutaraldehyde	Sigma	4	0	1		Highly Toxic	217 Refrigerator		10mL

Glycerol 50%		1	1	0			217 Ambient	x	2L

Glycerol, Anhydrous	J.T. Baker	1	1	0	1	Irritant	155 Ambient	x	500mL

Glycerol, Anhydrous	J.T. Baker	1	1	0	1	Irritant	217 Flammable	x	500mL

Glycine	Fisher	1	1	0	1	Irritant	217 Ambient	x	1kg

Goat Serum	Gibco					NA	217 Freezer	x	100mL

Gram Crystal Violet	BD	2	0	0		Limited Toxicity	155 Ambient	x	500mL

Gram Decolorizer	BD	2	3	0		Flammable Liquid	155 Ambient	x	5mL

Gram Safranin	BD	2	2	0		Flammable Liquid	155 Ambient	x	5mL

Growth - Chek	BEC					BSL-1 microorganisim	155 Ambient	x	5mL

Guandine hydrochloride, minimum 99% Cl	Sigma	2	1	0		Irritant	217 Ambient	x	500g

Heavy Duty Floor Stripper	Zep	2	2	0			210 Ambient	x	1L

Hepes	OmniPur					NA	217 Ambient	x	100g

Hepes	Sigma	0	0	0		Irritant	217 Ambient	x	500g

HIS Bind Purification Kit	EMD/Novagen					Irritant	219 Refrigerator	X	2 kits

Histopaque 1077	ICN	3	0	0		toxic	214 Refrigerator	x	4L

Histopaque 1077	ICN	3	0	0		toxic	217 Refrigerator	x	100mL

H-Ras, wild-type	Biomol					N/A	155 Freezer	x	5mL

H-Ras, wild-type	Biomol					N/A	217 Freezer	x	500mg

HRP 1gG Conjugate	INOVA						214 Refrigerator	MIN	20mL

HRP Sample Diluent	INOVA						214 Refrigerator	MIN	100mL

HRP Stop Solution	INOVA						214 Refrigerator	MIN	20mL

HRP Wash Concentrate (40X)	INOVA						214 Refrigerator	MIN	50mL

Hydrochloric Acid		3	0	2			214 Flammable	x	1L

Hydrochloric Acid	VWR	3	0	2		Corrosive	219 Flammable	x	1L

Hydrochloric Acid, 1N Volumetric Solution	J.T. Baker	3	0	2	3	Corrosive	210 Flammable	x	400mL

Hydrochloric Acid, 1N Volumetric Solution	J.T. Baker	3	0	2	3	Corrosive	217 Flammable	x	8L

Hydrogen Peroxide	VWR	2	0	1			210 Flammable	x	1L

Hygromycin B Solution		2	0	0		Irritant	217 Refrigerator		50mg/mL

HyPure WFI Quality Water	HyClone					NA	210 Ambient	NR	10L

HyPure WFI Quality Water	HyClone					NA	219 Ambient	NR	20L

Igepal CA-630	Sigma	1	1	0		Carcinogen	217 Ambient	x	250mL

Imidazole, ACS reagent >=99%	Sigma	2	1	0			217		100g

Ionic Strength Adjuster	Ion Plus						155 Ambient	MIN	10mL

Ionomycin calcium salt from streptomyces conglobatus	Sigma	1	0	0		Reproductive Hazard	217 Chemical Hood	x	1g

Ionomycin calcium salt from streptomyces conglobatus	Sigma	1	0	0		Reproductive Hazard	217 Refrigerator	x	1mg

Iscove’s modified Dulbecco’s medium	Gibco					NA	217 Refrigerator	x	100mL

Isopropyl Alcohol	J.T. Baker	3	3	1		Flammable	210 Flammable	x	3.5L

Isopropyl Alcohol	Mallinckrodt	3	3	1		Flammable	155 Flammable	x	1L

L- Broth	Bio 101					N/A	217		1Kg

Laemmli Sample Buffer	Bio-Rad	0	1	0			214 Ambient	x	30mL

Lauryl Sulphate	Sigma	2	0	1		Toxic	217		500g

LB Amp 50 Broth	TekNova					N/A	155 Refrigerator	x	1L

LB Amp 50 Broth	TekNova					N/A	217 Refrigerator	x	3L

LB Amp 50 Plates	TekNova					N/A	155 Refrigerator	x	20 plates

LB Amp 50 Plates	TekNova					N/A	217 Refrigerator	x	3 sleeves

LE Agarose	SeaKem	1	1	0			217 Ambient	NA	125g

L-Glutamine- 200 mM	Gibco	1	1	0			214 Freezer	x	600mL

L-Histidine	Sigma						217	x	30g

L-Histidine U.S.P.	J.T. Baker	1	1	0	1	Irritant	155 Ambient	x	500g

L-Histidine U.S.P.	J.T. Baker	1	1	0	1	Irritant	210 Ambient	x	200g

Liquid neutralizer for bases	Spilfyter	1	1	0		irritant	217		4L

Liqui-Nox	AlcoNox	0	0	0			210 Ambient	x	1Lb

Lithium Acetate	Sigma	1	0	0			217 Ambient	x	250g

Lithium Acetate Dihydrate	Aldrich Chemicals	1	0	0		217 Ambient	x	5g

Lithium Acetate Dihydrate	Sigma	1	0	0		155	x	8g

L-Leucine	Sigma	0	0	0	N/A	155 Ambient	x	200g

L-Leucine U.S.P.	J.T. Baker	1	1	0		210 Ambient	x	220g

L-Methionine	Sigma	1	1	0		217 Ambient	x	50g

LSM Lymphocyte Separation Medium					na	214		4.2L

L-Tryptophan	Sigma	0	0	0	N/A	217 Ambient	x	25g

L-Tryptophan U.S.P.	J.T. Baker				Irritant	155	x	500g

L-Tryptophan U.S.P.	J.T. Baker				Irritant	210 Ambient	x	200g

Lumio Green In-Cell Labeling Kit	Invitrogen				NA	214 Freezer	x	1mL

Magnesium Acetate Tetrahydrate 98+%		1	1	0	Irritant	217	x	500g

Magnesium Chloride	Sigma	1	0	0		217 Ambient	x	500g

Magnesium Sulfate	Sigma	1	0	0	Teratogen	217 Ambient	x	500g

Magnesium Sulfate	J.T. Baker	1	0	0	Teratogen	219 Ambient	x	1kg

Manganese Chloride	Fisher	2	0	0		217		100g

Marker for Western Gels					Irritant	155		2 mL

MEM Non-Essential Amino Acids Solution	Gibco				NA	214 Refrigerator	x	200mL

MEM Sodium Pyruvate	Gibco					217 Refrigerator		100mL

Menadione	Sigma	2	1	0	Irritant	217 Ambient	x	25g

Methanol	Burdick& Jackson	1	3	0	Flammable	155 Flammable	x	5 GAL

Methyl Cellulose	EM Science	1	1	0		214 Ambient	x	1kg

Methyl a-D-mannopyranoside	Sigma	0	0	0	N/A	217		100g

Methyl a-D-mannopyranoside	Sigma	0	0	0	N/A	217		25g

Methylene Blue	Sigma	1	0	0	Toxic	217 Ambient	x	1g

Mineral Oil	EM Science	1	1	0		210 Ambient	x	800mL

Mineral Oil	EM Science	1	1	0		219 Ambient	x	500mL

Minimum Essential Medium	Gibco				NA	214 Refrigerator	x	1L

Mitomycin C	Sigma	3	1	0	Toxic	217 Chemical Hood	x	Waste

Mitomycin C	Sigma	3	1	0	Toxic	217 Refrigerator	x	14mg

MOPS	Omni pur				Irritant	217		100g

Mops	Sigma				Irritant	217 Ambient	x	100g

MTT Cell Culture Tested	Sigma	3	3	1		217 Refrigerator	x	1g

N, N-Dimethyl formamide	Sigma	1	2	0	Toxic / Flam	217 Flammable	x	250mL

Naphthol Blue Black	Sigma	1	1	0		155 Ambient	x	5mL

Napthol Blue Black	Sigma	1	1	0		217 Ambient	x	126g

ni resin sepharose	Amersham				Harmful / Flammable	217

Nitrocellulose	Fisher	2	3	3		155 Flammable	x	400 sheets

Nitrocellulose	Fisher	2	3	3		219 Flammable	x	200 sheets

N-Lauryl-sarcosine	Sigma	1	0	0		217		100g

NuPage Gels	Invitrogen				NA	217 Refrigerator		20 boxes

NuPage LDS Sample Buffer (4x) 10mL	Invitrogen				NA	214 Ambient	x	10mL

NuPage MES SDS Running Buffer (20X), 500mL	Invitrogen				NA	155 Refrigerator	x	500mL

NuPage MES SDS Running Buffer (20X), 500mL	Invitrogen				NA	217 Refrigerator	x	2500mL

NuPage MES SDS Running Buffer (20X), 500mL	Invitrogen				NA	219 Refrigerator	x	5L

NuPage Transfer Buffer (20X)					na	155	x	100mL

NuPage Transfer Buffer (20X)					na	217 Refrigerator	x	5L

NuPage Transfer Buffer (20X)					NA	219 Refrigerator	x	1L

NZCYM Broth	Bio 101				N/A	217		1 Kg

O.C.T. Compound	Sakura	0	0	0	NA	217		240 mL

o-Phenylenediamine Dihydrochloride	Sigma	3	0	0	Harmful	217		25g

Opti-MEM 1	Gibco				NA	214 Refrigerator	x	100mL

OptiPhase Supermix	Wallac Oy				Skin and Eye Irritant	214	x	10L

Ovalbumin	Worthington				N/A	217 Ambient	x	100mg

Paraformaldehyde	Fisher	3	2	1		217 Ambient	x	500g

PBS	Invitrogen				NA	219 Ambient	x	8L

PEA Plates					na	155		10 Plates

Penicillin- Streptomycin	Gibco				Irritant	214 Freezer	x	600mL

Penicillin- Streptomycin- Glutamine	Gibco				Irritant	214 Freezer	x	600mL

Pentoxifylline	Sigma	1	1	0	Harmful	217 Ambient	x	10g

Perioxidase conjugate goat anti-rabbit igg	Sigma	0	0	0	N/A	155	x	50mL

Permwash/buffer	BD				NA	217 Refrigerator		1 btl

pH 10.00 Buffer Solution Blue	VWR				Irritant / Base	155 Ambient	x	500mL

pH 10.00 Buffer Solution Blue	VWR				Irritant / Base	210 Ambient	x	400mL

pH 4.00 Buffer Solution Red	VWR				Irritant / Acid	155 Ambient	x	500mL

pH 4.00 Buffer Solution Red	VWR				Irritant / Acid	210 Ambient	x	400mL

pH 6.00, Buffer solution	VWR				Irritant	155 Ambient	x	500mL

pH 7.00 Buffer Solution Yellow	VWR				Irritant	155 Ambient	x	500mL

pH 7.00 Buffer Solution Yellow	VWR				Irritant	210 Ambient	x	200mL

pH 8.00, Buffer solution	VWR					155 Ambient	x	500mL

pH Electrode storage solution	SympHony	1	0	0		155 Ambient	x	500mL

pH Electrode storage solution	SympHony	1	0	0		219 Ambient	x	100mL

Phenol Red	Sigma	1	1	0		217 Ambient	x	1g

Phenylmethylsultonyl Fluoride	Sigma	3	0	0	Toxic	217 Ambient	x	5g

Phorbol 12-Myristate 13-Acetate	Sigma	2	1	0	Toxic	217 Freezer	x	3mg

Phosphoric Acid	EM Science	2	0	0	Corrosive	217 Flammable	x	500mL

Phosphoric Acid	EM Science	2	0	0	Corrosive	219 Flammable	x	3L

Pipes	Fisher	2	1	0		217 Ambient	x	100gm

Platinum Taq DNA Polymerase High Fidelity	Invitrogen				irritant	155 Freezer	x	2mL

Platinum Taq DNA Polymerase High Fidelity	Invitrogen					irritant	217 Freezer	x	5mL

Polyethylene Glycol	Sigma	0	1	0		Irritant	217 Ambient	x	500g

Polyethylene Glycol	Sigma	0	1	0		Irritant	217 Ambient	x	1kg

Polyethylene Glycol 1200	Sigma	0	1	0		Irritant	219		500mL

Polyethylene Glycol 2000	Sigma	0	1	0		Irritant	219		500mL

Polyoxyethylene 9- Laurel Ether	Sigma	0	1	0			217		50g

Polyoxyethylene sorbitan monolaurate	Sigma	0	0	0		N/A	155 Ambient	x	100mL

Polyoxyethylene sorbitan monolaurate	Sigma	0	0	0		N/A	217 Ambient	x	100mL

Potassium Acetate	Sigma	1	0	0			217 Ambient	x	500g

Potassium Bicarbonate	Sigma	1	0	0			217 Ambient	x	500g

Potassium Chloride	Sigma	1	0	0			217 Ambient	x	500g

Potassium Chloride, crystal	J.T. Baker	2	0	1	2	Irritant	210 Ambient	x	450g

Potassium Chloride, crystal	J.T. Baker	2	0	1	2	Irritant	219 Ambient	x	50g

Potassium Dihydrogen Phosphate, Anhydrous	EM Science	1	0	0			217		50g

Potassium Hydroxide	Sigma	3	0	1			217		500g

Potassium Phosphate	Sigma	1	0	0			217 Ambient	x	500g

Potassium Phosphate monobasic	Fisher	1	0	0			217 Ambient	x	1000g

Potassium Phosphate monobasic	EM Science	1	0	0			219 Ambient	x	5kg

Potassium Phosphate monobasic, ACS reagent >=99%	Sigma	1	0	0			217		500g

Potassium Phosphate, monobasic, crystal	EM Science	1	0	0			210 Ambient	x	200g

Propranolol HCL	Ayerst					N/A	217		10g

Propranolol HCL	BD					N/A	217 Ambient	x	500g

Protease Inhibitor Set Cocktail Tablets	Roche					Irritant	155 Refigerator	x	10 tablets

Proteinase K	Qiagen	1	0	0		Irritant	217 Refrigerator	x	2mL

QIAamp DNA mini kit	Qiagen						217		1 box

Reagent Alcohol	Mallinckrodt	3	3	1			217 Flammable		32L

Ribonuclease A type	Sigma	0	0	0			21 Freezer	x	100mg

Ribonucleic Acid						na	219	x	0.5mL

RIPA Buffer 10x	Upstate					Irritant	217 Ambient	x	250mL

RNaseZap	Sigma	1	0	1			217 Ambient	x	250mL

RPMI Medium 1640	Gibco					Irritant / OX	214 Refrigerator	x	30X0.5L

RPMI Medium 1640	Gibco						217 Refrigerator	x	4X500mL

S.O.C. Medium	Invitrogen					N/A	155 Ambient	x	1L

Saponin	Sigma	1	1	0			217 Ambient	x	100g

Saponin (From Quillaja Bark)	Sigma	1	1	0			217 Ambient	x	25g

Sephadex G-25	Sigma	1	1	0		Irritant	217 Ambient	x	10g

Septihol Sterile	Steris	1	3	0		Flammable	219 Flammable	x	10L

Septihol Sterile (IPA)	Steris	1	3	0		Flammable	155 Flammable	x	5L

Septihol Sterile (IPA)	Steris	1	3	0		Flammable	210 Flammable	x	3.5L

Silica	Sigma	1	0	0			217 Ambient	x	100g

Silica Gel	Paddock Laboratories					irritant / lungs	217 Ambient	x	100g

Silica, Fumed	Sigma	1	0	0			217 Ambient	x	100g

Sodium Acetate Anhydrous	Sigma	1	0	0			217		500g

Sodium Azide	Sigma	3	0	2		Toxic	217 Ambient	x	50g

Sodium Bicarbonate Solution 7.5%	Gibco					NA	214 Ambient	x	200mL

Sodium Carbonate	Fisher	2	0	0			217 Ambient	x	2kg

Sodium Chloride	Mallinckrodt	1	0	0	1	Irritant	217 Ambient	x	25kg

Sodium Chloride	J.T. Baker	1	0	0	1	Irritant	219 Ambient	x	1kg

Sodium Chloride Granular	EM Science	0	0	0		Irritant	219 Ambient	x	1500g

Sodium Chloride. ACS reagent >99%	Sigma	1	0	0			217		1kg

Sodium Citrate	Fisher	1	0	0			217 Ambient	x	500gm

Sodium Dodecyl Sulfate	UltraPure	1	3	1		Flammable	217 Ambient	x	500gm

Sodium Dodecyl Sulfate	Gibco	1	3	1		Flammable	155 Ambient	x	50mL

Sodium Dodecyl Sulfate	Gibco	1	3	1		Flammable	217 Ambient	x	400mL

Sodium Dodecyl Sulfate	Invitrogen	1	3	1		Flammable	219 Ambient	x	1kg

Sodium Hydroxide (Molecular Biology grade)	Fisher	3	0	1		Corrosive	217 Ambient	x	500gm

Sodium Hydroxide (Pellets)	J.T. Baker	3	0	2	4	Corrosive	217 Ambient	x	125gm

Sodium Hydroxide 2N	J.T. Baker	3	0	2	4	Corrosive	219		4L

Sodium Hydroxide certified A.C.S.	Fisher	3	0	0			217		500g

Sodium Hydroxide, 1N Volumetric Solution	J.T. Baker	3	0	2	4	Corrosive	210 Flammable	x	2L

Sodium Hydroxide, 5N Volumetric Solution	VWR	3	0	2	4	Corrosive	219 Flammable	x	1L

Sodium Phosphate	Sigma	1	0	0			217 Ambient	x	1kg

Sodium Phosphate Dibasic, Anhydrous	Fisher	1	0	0			217 Ambient	x	500gm

Sodium Phosphate monobasic, monohydrate	Sigma	1	0	0			217 Ambient	x	1kg

Sodium Phosphate, Dibasic, 7-Hydrate, crystal	J.T. Baker	2	0	1	2	Irritant	210 Ambient	x	1000g

Spor-Klenz	Steris	2	0	0		Irritant	155 Ambient	x	1 gal

Spor-Klenz	Steris	2	0	0		Irritant	210 Ambient	x	4L

Spor-Klenz	Steris	2	0	0		Irritant	214 Ambient	x	6.4L

Stabalized Gram Iodine	BD	2	0	0		Irritant	155 Ambient	x	250 mL

Stainer A Novex	Invitrogen					Corrosive	217		500mL

Stainer B, Colloidal Blue Stain Kit 125mL	Invitrogen					Corrosive	217 Ambient	x	125mL

Sterile 70% Ethanol	TexWipe	0	3	0		Flammable	210 Flammable	x	7 packs

Sucrose	Gibco					NA	217		5kg

Sulfuric Acid	EM Science	3	0	2	W		217 fume hood	x	100mL

Taq DNA Polymerase, Buffer B						na	155 Refrigerator	x	100 mL

TCA	VWR	3	1	1		Harmful	217		500mL

TEMED	Biorad	2	4	1		Flammable	217 Refrigerator		40mL

Tergitol	Sigma	1	1	1			217 Ambient	x	200mL

Thimersol	Sigma	2	0	0		Toxic	217		5g

Thiourea, ACS reagent	Sigma	3	1	1		Carcinogen	217		100g

THP Solution	Novagen					Harmful	217 Freezer		5mL

Thymol	Sigma	1	1	1			217		25g

Triethanolamine	Sigma	2	1	0			217 Ambient	x	100g

Trifluoroacetic acid	Fluka	3	0	1		Toxic	217 Freezer		40mL

Tris Base	J.T. Baker	1	1	1	2	Irritant	155 Ambient	x	5 gal

Tris Base	J.T. Baker	1	1	1	2	Irritant	217 Ambient	x	5kg

Tris EDTA buffer solution, pH 8.00	Fluka					Irritant	155 Ambient	x	500mL

Triton X-100	Sigma	1	0	0			155 Ambient	x	250 mL

Triton X-100	Sigma	1	0	0			217 Ambient	x	250mL

Trizma Hydrochloride	Sigma	0	1	0			217 Ambient	x	500g

Trypan Blue Stain 0.4%	Gibco					NA	214 Ambient	x	200mL

Trypsin- EDTA(1x)	Gibco					NA	214 Freezer	x	1L

Trypsin- EDTA(1x)	Gibco					NA	214 Refrigerator	x	100mL

Trypsin- EDTA(1x)	Gibco					NA	217 Freezer	x	3L

Trypsin- EDTA(1x)	Gibco					NA	217 Refrigerator	x	1L

TSA plates						na	155 Refrigerator		10 Plates

TSA/80 plates						na	155 Refrigerator		10 Plates

Urea	UltraPure	1	0	0		Toxic	217 Ambient	x	2kg

Urea Cryst. Extra pure	EM Science	2	0	0		Toxic	155 Ambient	x	1L

Urea Electrophoresis	Fisher	1	0	0		Toxic	155 Ambient	x	500 mL

Urethane	Sigma	2	0	0		Toxic	217 Flammable	x	500g

Uridine	Sigma	1	1	0			155 Ambient	x	500g

Uridine	Sigma	1	1	0		210 Ambient	x	12g

Uridine	Sigma	1	1	0		217 Ambient	x	75g

Western Gels					Irritant	155 Refrigerator		6 boxes

Western lightning ECL	Perkin Elmer					217 Refrigerator		1 kit

Xylenes	Fisher	2	3	0	Toxic/flammable	217 Flammable	x	4L

Yeast Extract	BD	0	0	0	N/A	217 Ambient	x	500g

Yeast Extract	Difco	0	0	0	N/A	217 Ambient	x	500g

YNB w/amino acids and Ammonium Sulfate	BD	0	0	0	N/A	219		3.4Kg

YPD Broth	TekNova				N/A	155 Refrigerator	x	1L

Yssel’s Medium	Gemini				na	217 Freezer		200mL

Zymolyase	Zymo	1	1	0	Irritant	155 Ambient	x	5mL

EXHIBIT D

SUBTENANT’S HAZARDOUS SUBSTANCE MANAGEMENT PLAN

SIGNATURE AUTHORITY

H&S Document Number: HS-006

	PRINTED NAME/TITLE	SIGNATURE	DATE
APPROVED BY	Alex Franzusoff VP, Research	/s/ Alex Franzusoff	12 Apr 05

Site Plan: On file with the City of Aurora, and on site in FRA offices.

Floor Plans: See SOP SA-002, Emergency Evacuation Plan.

Hazardous Materials Handling, Chemical Compatibility and Separation:

GlobeImmune adheres to quantity limits specified in the FRA’s “Tenant Guidelines for Types and Quantity of Hazardous Materials and Chemicals Allowed for Use and Storage in the Bioscience Park Center”. (see attached). This insures that the building does not exceed exempt limits.

All Biohazardous waste is collected in red “biohazardous waste” containers and disposed of off site by Colorado Medical Waste Inc.

All work with hazardous materials is performed using the appropriate fume hood, biosafety cabinet and/or PPE to insure the safety of workers and insure against the accidental release of such material.

Environmental chambers, Storage Cabinets and Flammable Materials Cabinets are used to properly store hazardous materials.

Monitoring, Inspection and Record Keeping:

Fume Hoods and Biological Safety Cabinets are certified annually. The FRA performs monthly inspections on all Fire Extinguishers, Safety Showers, Eye Wash Stations, and Laboratory Environments. Tenant emergency contact information, Lab specific safety information, and inspection records are kept on file in the FRA’s offices.

Employee Training:

New employees are provided safety training, ongoing training is provided as needed, and the company participates in all training provided by the FRA as part of the safety committee’s regular meetings.

Emergency Response:

See SOP SA-002, Emergency Evacuation Plan

EXHIBIT E

PERSONAL PROPERTY

E-2

EXHIBIT E – 2 SECTION W2 (NORTH)

PERSONAL PROPERTY

EXHIBIT E – 2 SECTION W2 (NORTH)

PERSONAL PROPERTY

Cubicles 8' X 10' total of 58 - Herman Miller Panel System

Cubicle #			1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29
Furniture	Abbrev.																														
Flippers	FL		2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	2	2	2	2
Black Rolling Chair	BC		3	0	1	0	2	1	1	1	1	1	0	0	0	0	0	0	0	0	0	1	0	0	1	0	1	1	1	0	1
Turquois Side Chair	TC		2	1	1	1	1	1	1	1	1	1	1	0	1	0	1	0	0	1	0	0	0	1	1	1	1	1	1	1	1
2 Dr. Lat File	2F		1	1	1	1	1	1	1	1	1	1	0	1	1	0	1	1	2	1	1	1	1	1	1	1	1	1	1	0	1
Box, Box, File Ped.	BBF		1	1	1	1	1	1	1	1	1	1	2	1	2	2	2	2	2	1	1	1	1	1	1	1	1	1	1	1	1
Corner Surface	CS		1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
2 1/2' X 4' Flat Surf	FS		2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
White Board	WB		1	1	1	1	1	1	1	1	1	1	1	1	1	0	1	1	0	0	0	0	0	1	1	1	1	1	1	0	1
Cork Board	CB		1	1	1	1	1	1	1	1	1	1	1	1	1	0	0	1	0	1	1	1	1	1	1	1	0	1	1	0	1
Gray Side Chair	GSC																														
Secretary Shelf	SS																														
Book Shelf	BS																														
Silver Side Chair	SSC																														
Blue Rolling Chair	BRC																														
Gray Rolling Chair	GRC																														
Short Flat Surface	SFS																														
Magenta Rolling Chair	MRC																														
Blue Easy Chair	BEC																														
Short Flipper	SFL																														
Pink Side Chair	PSC																														
Purple Rolling Chair	PRC																														
4 Dr. Lat File	4F																														
Blue Side Chair	BSC																														
Red Rolling Chair	RRC																														
Black Side Chair	BlkSC																														
Maroon Rolling Chair	MSC																														

Cubicle #			30	31	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46	47	48	49	50	51	52	53	54	55	56	57	58
Furniture	Abbrev.																														
Flippers	FL		2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	1	2	2	2	10	1	1	1
Black Rolling Chair	BC		1	1	1	2	1	1	1	1	1			1	1		1									1	1	1			
Turquois Side Chair	TC		1	1	1	1	1	1	0	0	0	1	1	0	1	1	1	0	1	0	0	0	1	0	1	0	1	1	2	0	0
2 Dr. Lat File	2F		1	0	1	1	1	1	0	1	1	1	1	1	1	1	1	0	0	0	0	0	1	2	0	0	0	1	1	1	0
Box, Box, File Ped.	BBF		1	0	1	1	1	1	2	1	1	1	1	1	1	1	1	0	1	1	0	2	2	1	1	2	1	7	1	0	0
Corner Surface	CS		1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1	5	1	1	1
2 1/2' X 4' Flat Surf	FS		2	2	2	2	2	2	2	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	12	2	2	2
White Board	WB		1	1	1	1	1	1	0	1	1	1	1	0	0	1	1	1	0	0	0	1	0	0	1	0	0	2	0	0	0
Cork Board	CB		1	1	0	1	1	1	1	0	1	1	1	1	0	1	1	0	1	1	0	1	0	0	1	0	0	1	0	1	1
Gray Side Chair	GSC																														
Secretary Shelf	SS																												1		
Book Shelf	BS																														
Silver Side Chair	SSC																														
Blue Rolling Chair	BRC																														
Gray Rolling Chair	GRC																														
Short Flat Surface	SFS									1														1			1	2			
Magenta Rolling Chair	MRC																														
Blue Easy Chair	BEC																														
Short Flipper	SFL																														
Pink Side Chair	PSC																														
Purple Rolling Chair	PRC																														
4 Dr. Lat File	4F																														
Blue Side Chair	BSC																														
Red Rolling Chair	RRC																														
Black Side Chair	BlkSC																														
Maroon Rolling Chair	MSC

EXHIBIT E – 3 SECTION W2 (WEST)

PERSONAL PROPERTY

EXHIBIT F

RULES AND REGULATIONS

1.	The sidewalks, halls, passages, exits, entrances, elevators, and stairways of the Building shall not be obstructed by any of the subtenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its subtenants. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.

2.	All visitors and employees that do not have appropriate identification or access badges shall check-in and register at the main reception area of the Building.

3.	Tenants shall not bring any bicycles, motorcycles, or similar vehicles into the building, and will park such vehicles only in areas specified by Landlord.

4.	No birds, fish or other animals (other than seeing eye dogs) shall be brought into or kept in, on or about the Building.

5.	Tenants shall cooperate with Landlord to assure, and to abide by all reasonable regulations and requirements that Landlord may require for the proper functioning and protection of the HVAC, electrical, security, plumbing, fire and other systems serving the Premises. Tenants shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Project.

6.	No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to subtenants general guidelines relating to signs inside the Building on the office floors. Each Tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval shall be at Landlord’s sole discretion. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted (except for signage permitted by the Lease).

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No Tenant shall employ any person or persons other than Landlord’s janitorial service for the purpose of cleaning the Premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 8:00 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms with any additional cost to be paid by the requesting Tenant. Tenants shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases and the like necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

8.	Landlord will furnish Tenant with electronic access key cards, at Tenant’s expense, as well as keys to all standard tumbler locks (in the amount of two per key lock) in the Premises. Tenant shall pay to Landlord a nominal deposit for all additional keys or key cards that are provided by Landlord at the request of Tenant. Each Tenant, upon the termination of its tenancy, shall return to Landlord all keys and key cards which have been furnished to or made by the Tenant. Tenant shall be liable for the reasonable cost of replacement for all keys or key cards not so returned. No Tenant shall change any lock without the express written consent of the Landlord, and shall in such case furnish Landlord with a key for any such lock.

9.	Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, shall be supported as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the Tenant.

10.	Except as otherwise specifically permitted in the Sublease, no Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or, without Landlord’s prior approval, use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other subtenants or those having business therein.

11.	Landlord shall have the right, exercisable without liability to any Tenant to change the name and street address of the Building.

12.	Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a proper access card or other identification as an employee of Tenant or who do not otherwise present proper authorization by Tenant for access to the Premises. Tenant shall be responsible for all persons for whom it authorizes access and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

13.	No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

14.	Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services.

15.	Each Tenant shall see that the doors of its Premises are closed and locked and that all water faucets or apparatus, microwave ovens, and office equipment (excluding office equipment required to be operative at all times) are shut off before the Tenant or its employees leave the Premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the Tenant shall be responsible for any damage sustained by other subtenants or occupants of the Building or Landlord. All tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

16.	The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

17.	Parking

17.1	Tenants shall not park in spaces allocated to other tenants.

17.2	No vehicles shall be permitted to be parked for more than 24 hours at a time.

17.3	Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles.

17.4	Users of the parking area will obey all posted signs.

17.5	The maintenance, washing, waxing or cleaning of vehicles in the parking area is prohibited.

17.6	Tenants shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

18.	No Tenant shall install any antenna, loudspeaker, or any other device on the roof or exterior walls of the Building without the express written consent by Landlord, which consent may be withheld in Landlord’s sole discretion.

19.	There shall not be used in any portion of the Building, by any Tenant or its invitees, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.

20.	No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City of Louisville without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

21.	Smoking in all portions of the Building is prohibited, and each Tenant shall cooperate to prevent the same.

22.	Loading docks shall be used only for the temporary loading and unloading of materials. Each Tenant shall endeavor to promptly remove all delivered materials and to keep the loading docks empty. The overnight storage of materials at the loading docks is strictly prohibited.

23.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or subtenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

24.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

25.	Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT G

DEPICTION OF FIRST OFFER SPACE

OFFICE SPACE E1 10,476 RSF

EXHIBIT H

MEMORANDUM OF LEASE

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: Cooley Godward LLP One Maritime Plaza San Francisco, CA 94111-3580 Attn: Helen Sedwick, Esq.

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made as of                         , 2005 by and between TRIUMPH 1450 LLC, a Colorado limited liability company (“Landlord”), and GLOBEIMMUNE, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord is the fee owner of certain real property in Boulder County, Colorado, commonly called 1450 Infinite Drive, Louisville, Colorado 80027 and more particularly described on Exhibit A hereto, together with the building (the “Building”) and other improvements thereon and the appurtenant parking and landscaped areas.

B. Landlord has leased to Tenant certain premises in the Building (the “Premises”), pursuant to that certain Lease of even date herewith (the “Lease”).

C. The parties hereto desire to execute this Memorandum to provide notice to all third parties of Tenant’s rights under the Lease.

In consideration of the mutual promises and covenants contained in the Lease and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, pursuant to the terms and conditions contained in the Lease, for an initial term commencing on                         , 2005 and expiring on October 31, 2010. Provisions for rent and the other terms, covenants and conditions of said letting including, without limitation, the options on the part of Tenant are set forth at length in the Lease and all of said provisions, terms, covenants and conditions are, by reference thereto, hereby incorporated in and made a part of this Memorandum.

2. This Memorandum and the Lease are governed by the laws of the State of Colorado. This Memorandum shall not be construed as modifying the terms or conditions of the Lease. In the event of a conflict between this Memorandum and the Lease, the Lease shall control. This Memorandum may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Memorandum. This Memorandum shall also bind and benefit, as the case may require, the heirs, legal representatives, assigns and successors of the respective parties, and all covenants, conditions and agreements herein contained shall be construed as covenants running with the land.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Memorandum as of the day and year first above written.

LANDLORD:

TRIUMPH 1450 LLC, a Colorado limited liability company

By:
Name:
Its:

TENANT:

GLOBEIMMUNE, INC., a Delaware corporation

By:
Name:	Timothy C. Rodell
Its:	CEO

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

LOT 1, CENTENNIAL VALLEY BUSINESS PARK FILING NO. 4, COUNTY OF BOULDER, STATE OF COLORADO

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